                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                                PMR CORPORATION,


                           PMR ACQUISITION CORPORATION


                                       AND


                           PSYCHIATRIC SOLUTIONS, INC.



                                   May 6, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I THE MERGER..............................................................................................2
   1.1      The Merger............................................................................................2
   1.2      Closing; Effective Time...............................................................................2
   1.3      Effect of the Merger..................................................................................2
   1.4      Certificate of Incorporation; Bylaws..................................................................3
   1.5      Board and Officers of the Surviving Corporation.......................................................3
   1.6      Board, Committees and Officers of PMR.................................................................3
   1.7      Effect on Capital Stock...............................................................................3
   1.8      Surrender of Certificates.............................................................................6
   1.9      No Further Ownership Rights in PSI Capital Stock......................................................7
   1.10     Lost, Stolen or Destroyed Certificates................................................................8
   1.11     Tax Consequences......................................................................................8
   1.12     Taking of Necessary Action; Further Action............................................................8
   1.13     Withholding...........................................................................................8
   1.14     Stock Transfer Books..................................................................................8
   1.15     Pre-Closing Distribution to PMR Shareholders..........................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PSI..................................................................9
   2.1      Organization, Standing and Power......................................................................9
   2.2      Capital Structure....................................................................................10
   2.3      Authority; No Conflict; Required Filings and Consents................................................11
   2.4      Financial Statements.................................................................................12
   2.5      Absence of Certain Changes...........................................................................12
   2.6      Absence of Undisclosed Liabilities...................................................................14
   2.7      Litigation...........................................................................................14
   2.8      Restrictions on Business Activities..................................................................15
   2.9      Governmental Authorization...........................................................................15
   2.10     Title to Property....................................................................................15
   2.11     Intellectual Property................................................................................15
   2.12     Environmental Matters................................................................................17
   2.13     Tax Matters..........................................................................................18
   2.14     Employee Benefit Plans...............................................................................20
   2.15     Certain Agreements Affected by the Merger............................................................23
   2.16     Employee Matters.....................................................................................23
   2.17     Conflicts of Interest; Related Party Transactions....................................................24
   2.18     Insurance............................................................................................24
   2.19     Compliance With Laws.................................................................................25
   2.20     Accounts Receivable..................................................................................25
   2.21     Customers and Suppliers..............................................................................25
   2.22     Material Contracts...................................................................................25
   2.23     No Breach of PSI Material Contracts..................................................................26
   2.24     Third Party Consents.................................................................................25
   2.25     Certain Additional Regulatory Matters................................................................26
   2.26     Medicare/Medicaid Participation......................................................................27


                                       i

   2.27     Minute Books.........................................................................................28
   2.28     Complete Copies of Materials.........................................................................28
   2.29     Brokers' and Finders' Fees...........................................................................28
   2.30     Vote Required........................................................................................28
   2.31     Board Approval.......................................................................................28
   2.32     State Takeover Statutes..............................................................................28
   2.33     Programs.............................................................................................29
   2.34     Representations Complete.............................................................................29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PMR
AND MERGER SUB...................................................................................................29
   3.1      Organization, Standing; and Power....................................................................30
   3.2      Capital Structure....................................................................................30
   3.3      Authority; No Conflict; Required Filings and Consents................................................31
   3.4      SEC Documents; Financial Statements..................................................................31
   3.5      Absence of Certain Changes...........................................................................32
   3.6      Absence of Undisclosed Liabilities...................................................................34
   3.7      Litigation...........................................................................................34
   3.8      Restrictions on Business Activities..................................................................34
   3.9      Governmental Authorization...........................................................................35
   3.10     Title to Property....................................................................................35
   3.11     Intellectual Property................................................................................35
   3.12     Environmental Matters................................................................................37
   3.13     Tax Matters..........................................................................................37
   3.14     Employee Benefit Plans...............................................................................39
   3.15     Certain Agreements Affected by the Merger............................................................42
   3.16     Employee Matters.....................................................................................42
   3.17     Conflicts of Interest; Related Party Transactions....................................................43
   3.18     Insurance............................................................................................44
   3.19     Compliance With Laws.................................................................................44
   3.20     Accounts Receivable..................................................................................44
   3.21     Customers and Suppliers..............................................................................44
   3.22     Material Contracts...................................................................................45
   3.23     No Breach of Material Contracts......................................................................45
   3.24     Third Party Consents.................................................................................43
   3.25     Certain Additional Regulatory Matters................................................................46
   3.26     Medicare/Medicaid Participation......................................................................47
   3.27     Minute Books.........................................................................................47
   3.28     Complete Copies of Materials.........................................................................47
   3.29     Brokers' and Finders' Fees...........................................................................47
   3.30     Vote Required........................................................................................48
   3.31     PMR Board Approval; Merger Sub Approval..............................................................48
   3.32     State Takeover Statutes..............................................................................48
   3.33     Representations Complete.............................................................................48

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................................48
   4.1      Conduct of Business of PSI...........................................................................48
   4.2      Restriction on Conduct of Business of PSI............................................................49
   4.3      Conduct of Business of PMR...........................................................................52
   4.4      Restriction on Conduct of Business of PMR............................................................52


                                       ii


ARTICLE V ADDITIONAL AGREEMENTS..................................................................................55
   5.1      Rule 145 Affiliates..................................................................................55
   5.2      Registration Statement; Proxy Statement..............................................................55
   5.3      Stockholders' Meetings...............................................................................57
   5.4      Access to Information; Confidentiality...............................................................57
   5.5      No Solicitation by PSI...............................................................................57
   5.6      No Solicitation by PMR...............................................................................59
   5.7      Best Efforts.........................................................................................61
   5.8      Stock Options and Other Stock Awards; Employee Benefit Plans.........................................63
   5.9      Update Disclosure; Breaches..........................................................................65
   5.10     Public Announcements.................................................................................65
   5.11     Nasdaq Listing.......................................................................................65
   5.12     Indemnification of Directors and Officers............................................................65
   5.13     Plan of Reorganization...............................................................................67
   5.14     Headquarters; Name...................................................................................67
   5.15     Obligations of Merger Sub............................................................................67
   5.16     Financial Statements.................................................................................67
   5.17     Appraisal Rights.....................................................................................67

ARTICLE VI CONDITIONS TO THE MERGER..............................................................................67
   6.1      Conditions to Obligations of Each Party to Effect the Merger.........................................67
   6.2      Additional Conditions to Obligations of PSI..........................................................69
   6.3      Additional Conditions to the Obligations of PMR......................................................71

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................72
   7.1      Termination..........................................................................................72
   7.2      Effect of Termination................................................................................73
   7.3      Amendment............................................................................................73
   7.4      Waiver...............................................................................................73
   7.5      Fees and Expenses....................................................................................74

ARTICLE VIII GENERAL PROVISIONS..................................................................................75
   8.1      Non-Survival at Effective Time.......................................................................75
   8.2      Notices..............................................................................................75
   8.3      Definitions..........................................................................................76
   8.4      Interpretation.......................................................................................78
   8.5      Counterparts.........................................................................................78
   8.6      Entire Agreement; Nonassignability; Parties in Interest..............................................78
   8.7      Severability.........................................................................................78
   8.8      Remedies Cumulative..................................................................................78
   8.9      Governing Law........................................................................................79
   8.10     Rules of Construction................................................................................79

SCHEDULES

Schedule A          PSI Stockholders Executing Voting Agreement
Schedule B          PMR Stockholders Executing Voting Agreement
Schedule C          Directors and Officers of the Surviving Corporation
                    Following Effective Time
Schedule D          Directors and Officers of PMR Following Effective Time


PSI DISCLOSURE SCHEDULE

Schedule 2.1        PSI Subsidiaries
Schedule 2.2        PSI Securityholders
Schedule 2.5        Absence of Certain Changes
Schedule 2.6(a)     Absence of Undisclosed Liabilities
Schedule 2.7        PSI Litigation
Schedule 2.8        Restrictions on Business Activities
Schedule 2.10       PSI Real Property
Schedule 2.11       PSI Intellectual Property
Schedule 2.12(b)    Environmental Matters
Schedule 2.13(a)    Tax Return Matters
Schedule 2.13(c)    Tax Liability Matters
Schedule 2.14       PSI Employee Plans
Schedule 2.14(h)    PSI Benefit Plans
Schedule 2.16       Employee Matters
Schedule 2.17(b)    Related Party Transactions
Schedule 2.22       PSI Material Contracts
Schedule 2.24       Third Party Consents
Schedule 2.29       Brokers' and Finders' Fees
Schedule 4.2(j)     Pending Additional Indebtedness
Schedule 5.1        List of PSI Affiliates
Schedule 6.3(h) Employees of PSI Entering into Non-Competition Agreements with PMR and PSI


PMR DISCLOSURE SCHEDULE

Schedule 3.1        PMR Subsidiaries
Schedule 3.5        Absence of Certain Changes
Schedule 3.6        Absence of Undisclosed Liabilities
Schedule 3.7        PMR Litigation
Schedule 3.8        Restrictions on Business Activities
Schedule 3.10       PMR Real Property
Schedule 3.11       PMR Intellectual Property
Schedule 3.14       PMR Employee Plans
Schedule 3.15       Certain Agreements Affected by the Merger
Schedule 3.16       Employee Matters
Schedule 3.17(b)    Related Party Transactions
Schedule 3.22       PMR Material Contracts

Schedule 3.24       Third Party Consents
Schedule 3.29       Brokers' and Finders' Fees
Schedule 4.4        Restrictions on Conduct of PMR
Schedule 4.4(f)     Intellectual Property
Schedule 4.4(n)     Employee Benefit Plans; New Hires; Pay Increases
Schedule 6.2(g)     Officers and Directors Resigning from PMR
Schedule 6.2(l)     Employees of PMR Entering into Non-Competition Agreements
Schedule 6.2(n)     PMR Accounts Receivable Credit Balances
Schedule 6.2(o)     PMR Contractual Obligations


EXHIBITS

Exhibit A    -  Voting Agreement (PSI)
Exhibit B    -  Voting Agreement (PMR)
Exhibit C    -  Form of Affiliate Letter
Exhibit D    -  Contingent Value Rights Agreement
Exhibit E    -  Legal Opinion (PMR)
Exhibit F    -  Legal Opinion (PSI)
Exhibit G    -  FIRPTA Notice
Exhibit H    -  IRS Notice
Exhibit I    -  Non-Competition Agreement

                             INDEX OF DEFINED TERMS

Defined Term                                             Section
------------                                             -------
Affiliate                                                5.1
Agreement                                                Introduction
Books and Records                                        8.3
Canceled Warrants                                        2.2(a)
Cash Equivalents                                         8.3
Certificate or Certificates                              1.7(b)(iv)
Certificate of Merger                                    1.2
Closing                                                  1.2
Closing Date                                             1.2
COBRA                                                    2.14(c)
Code                                                     Recital G
Confidential Information                                 2.11(g)
Confidentiality Agreement                                5.4(b)
Contingent Value Rights                                  4.4(b)
Convertible Notes                                        2.2(a)
Dissenting Shares                                        1.7(d)
DGCL                                                     Recital A
Effective Time                                           1.2
Encumbrances                                             8.3
Environmental and Safety Laws                            2.12(a)(i)
ERISA                                                    2.14(a)
Exchange Agent                                           1.8(a)
Exercised Warrants                                       2.2(a)
Federal Health Care Program                              2.26
Governmental Entity                                      2.3
Hazardous Materials                                      2.12(a)(ii)
HSR Act                                                  2.3
Intellectual Property                                    2.11(a)
Latest Audited PSI Balance Sheet                         2.5(b)
Latest PMR Balance Sheet                                 3.5(b)
Law                                                      2.3
Liability                                                8.3
Merger                                                   Recital A
Merger Consideration                                     1.7(b)(iv)
Merger Sub                                               Introduction
NASD                                                     3.3
Nasdaq                                                   3.3
Order                                                    5.7(a)(ii)
PMR                                                      Introduction
PMR Acquisition Agreement                                5.6(b)
PMR Applicable Period                                    5.6(a)
PMR Authorizations                                       3.9
PMR Balance Sheet Date                                   3.5


                                       vi


PMR Benefit Plans                                        3.14(h)
PMR Common Stock                                         Recital E
PMR Director Plan                                        3.2
PMR Disclosure Schedule                                  Article III
PMR Employee Plans                                       3.14(a) and 5.8(b)
PMR ERISA Affiliate                                      3.14(a)
PMR Facilities                                           3.12(a)(ii)
PMR Financial Statements                                 3.4
PMR Insurance Amount                                     5.12(d)
PMR Material Adverse Effect                              Article III
PMR Material Contracts                                   3.22
PMR Meeting                                              5.3
PMR Notice                                               5.6(a)
PMR Option                                               5.8(a)
PMR Out-of-Pocket Expenses                               7.5(b)
PMR Property                                             3.12(a)(i)
PMR SEC Documents                                        3.4
PMR Stockholder Approval                                 6.1(c)
PMR Stock Plan                                           3.2
PMR Subsidiary or PMR Subsidiaries                       3.1
PMR Superior Proposal                                    5.6(b)
PMR Takeover Proposal                                    5.6(a)
PMR Tax Affiliate                                        3.13(a)
PMR Termination Fee                                      7.5(b)
PMR Third Party Intellectual Property Rights             3.11(b)
PMR Voting Agreements                                    Recital I
Person                                                   8.3
Proceeding                                               8.3
Proxy Statement                                          5.2(a)
PSI                                                      Introduction
PSI Acquisition Agreement                                5.5(b)
PSI Applicable Period                                    5.5(a)
PSI Authorizations                                       2.9
PSI Balance Sheet Date                                   2.5
PSI Benefit Plans                                        2.14(h)
PSI Capital Stock                                        Recital E
PSI Common Stock                                         1.7(b)(i) and 2.2(a)
PSI Disclosure Schedule                                  Article II
PSI Employee Plans                                       2.14(a)
PSI ERISA Affiliate                                      2.14(a)
PSI Facilities                                           2.12(a)(iv)
PSI Financial Statements                                 2.4
PSI Indemnified Parties                                  5.12(b)
PSI Insurance Amount                                     5.12(c)
PSI Material Adverse Effect                              Article II
PSI Material Contracts                                   2.22
PSI Meeting                                              5.3
PSI Notice                                               5.5(a)


                                      vii


PSI Out-of-Pocket Expenses                               7.5(c)
PSI Preferred Stock                                      1.7(b)(ii)
PSI Property                                             2.12(a)(iii)
PSI Series A Preferred Stock                             1.7(b)(ii) and 2.2(a)
PSI Series B Preferred Stock                             1.7(b)(ii) and 2.2(a)
PSI Stockholder Approval                                 6.1(b)
PSI Stock Plan                                           1.7(g)
PSI Subsidiary or PSI Subsidiaries                       2.1
PSI Superior Proposal                                    5.5(b)
PSI Takeover Proposal                                    5.5(a)
PSI Tax Affiliate                                        2.13(a)
PSI Termination Fee                                      7.5(c)
PSI Third Party Intellectual Property Rights             2.11(b)
PSI Voting Agreements                                    Recital H
PSI Warrants                                             1.7(b)(iii)
Registration Statement                                   5.2(a)
Replacement Plans                                        5.8(b)
Representatives                                          5.4(a)
Reverse Stock Split                                      5.3
Rule 145                                                 5.1
Section 262                                              1.7(d)
Shareholders' Meetings                                   5.3
SSA                                                      2.25(a)(v)
State Health Care Program                                2.26
Subsidiary                                               8.3
Surviving Corporation                                    1.1
Tax, Taxes, Taxable and Tax Authority                    8.3
Tax Return                                               8.3
TRICARE                                                  2.25(a)

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of May 6, 2002, by and between PMR Corporation, a Delaware corporation ("PMR"), PMR Acquisition Corporation, a Delaware corporation ("MERGER SUB"), and Psychiatric Solutions, Inc., a Delaware corporation ("PSI").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), PMR and PSI will enter into a business combination transaction pursuant to which Merger Sub will merge with and into PSI (the "MERGER").

         B. The Board of Directors of PSI has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of PSI and is in the best interests of PSI and its stockholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the stockholders of PSI adopt and approve this Agreement and the Merger.

         C. The Board of Directors of PMR has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of PMR and is in the best interests of PMR and its stockholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the stockholders of PMR adopt and approve this Agreement and the Merger.

         D. The Board of Directors of Merger Sub has determined that the Merger is in the best interests of Merger Sub and its sole stockholder and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and PMR, as the sole stockholder of Merger Sub, has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement.

         E. Pursuant to the Merger, among other things, each outstanding share of capital stock of PSI ("PSI CAPITAL STOCK") shall be converted into shares of common stock of PMR, par value $0.01 per share ("PMR COMMON STOCK"), in the manner set forth herein.

         F. PSI, PMR and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

         G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 354(a)(1) of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         H. Concurrently with the execution of this Agreement and as a condition to the willingness of PMR to enter into this Agreement, each of the persons identified on SCHEDULE A attached hereto have entered into voting agreements with PMR and PSI (the "PSI VOTING AGREEMENTS"), dated as of the date of this Agreement, which agreements are in the form of EXHIBIT A attached hereto, pursuant to which each such person has agreed, among other things, to vote all shares of PSI Capital Stock held by such person in favor of the adoption of this Agreement.

         I. Concurrently with the execution of this Agreement and as a condition to the willingness of PSI to enter into this Agreement, each of the persons identified on SCHEDULE B attached hereto have entered into voting agreements with PMR and PSI (the "PMR VOTING AGREEMENTS"), dated as of the date of this Agreement, which agreements are in the form of EXHIBIT B attached hereto, pursuant to which each such person has agreed, among other things, to vote all shares of PMR Common Stock held by such person in favor of the adoption of this Agreement.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Upon the terms of this Agreement and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into PSI, and as a result of the Merger, the separate corporate existence of Merger Sub shall cease, and PSI shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"); provided, however, that at any time prior to the Effective Time, without any requirement to obtain approval of the stockholders of any of PMR, Merger Sub or PSI, the parties hereto, by written instrument executed and delivered by each such party, shall be permitted to change the direction of the Merger and in such event, as a result of the Merger, the separate corporate existence of PSI shall cease, and Merger Sub shall continue as the "Surviving Corporation."

         1.2 CLOSING; EFFECTIVE TIME. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VI (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant portions of the DGCL. The term "EFFECTIVE TIME" means the date and time of such filing (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "CLOSING") will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "CLOSING DATE."

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of PSI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of PSI and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         1.4      CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the Certificate of Incorporation of PSI as the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that Section 1 of the amended and restated Certificate of Incorporation of the Surviving Corporation, instead of reading the same as Section 1 of the Certificate of Incorporation of Merger Sub, shall read as follows: "The name of this corporation is Psychiatric Solutions, Inc."

                  (b) At the Effective Time, the Bylaws of PSI as the Surviving Corporation shall be amended to read the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to refer to Psychiatric Solutions, Inc.

         1.5 BOARD AND OFFICERS OF THE SURVIVING CORPORATION. Immediately following the Effective Time, the Board of Directors and officers of the Surviving Corporation shall be as set forth in SCHEDULE C hereto until the earlier of the resignation or removal of any individual set forth in SCHEDULE C or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director at the Effective Time the party which designated such individual as indicated in SCHEDULE C shall designate another individual to serve in such individual's place. If any officer set forth in SCHEDULE C ceases to be a full-time employee of either PMR or PSI at or before the Effective Time, the parties will agree upon another person to serve in such person's stead.

         1.6 BOARD, COMMITTEES AND OFFICERS OF PMR. Immediately following the Effective Time, the Board of Directors of PMR, committees of the Board of Directors of PMR, composition of such committees (including chairpersons thereof) and officers of PMR shall be as set forth in SCHEDULE D hereto until the earlier of the resignation or removal of any individual set forth in SCHEDULE D or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director (including as a member or chairperson or any committee) at the Effective Time the party which designated such individual as indicated in SCHEDULE D shall designate another individual to serve in such individual's place. If any officer set forth in SCHEDULE D ceases to be a full-time employee of either PMR or PSI at or before the Effective Time, the parties will agree upon another person to serve in such person's stead until the Effective Time.

         1.7 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of PMR, Merger Sub, PSI or the holders of any of PSI's securities:

                  (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b)      CONVERSION OF PSI CAPITAL STOCK.

                           (i) Subject to Sections 1.7(c), 1.7(d), 1.7(e),
                  1.7(f) and 1.8(d), each share of common stock, par value $0.001 per share, of PSI (the "PSI COMMON

                  STOCK") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(e)) shall be converted into the right to receive 0.392263 shares of fully paid and nonassessable shares of PMR Common Stock; provided however, in the event that PMR has amended its Certificate of Incorporation prior to the Effective Time to effectuate the Reverse Stock Split (as defined in Section 5.3), such number shall be 0.196132.

                           (ii) Subject to Sections 1.7(c), 1.7(d), 1.7(e),
                  1.7(f) and 1.8(d), each issued and outstanding share of PSI's Series A Preferred Stock ("PSI SERIES A PREFERRED STOCK") shall be converted into the right to receive 0.840693 shares of fully paid and nonassessable shares of PMR Common Stock; provided, however, in the event that PMR has amended its Certificate of Incorporation prior to the Effective Time to effectuate the Reverse Stock Split, such number shall be
                  0.420347. Subject to Sections 1.7(c), 1.7(d), 1.7(e), 1.7(f)
                  and 1.8(d), each issued and outstanding share of PSI's Series B Preferred Stock ("PSI SERIES B PREFERRED STOCK") shall be converted into the right to receive 1.064909 shares of fully paid and nonassessable shares of PMR Common Stock; provided, however, in the event that PMR has amended its Certificate of Incorporation prior to the Effective Time to effectuate the Reverse Stock Split, such number shall be 0.532455. The PSI Series A Preferred Stock and the PSI Series B Preferred Stock may be referred to collectively as "PSI PREFERRED STOCK."

                           (iii) The shares of PMR Common Stock into which the
                  shares of PSI Capital Stock are converted into the right to receive pursuant to the Merger are referred to herein collectively as the "MERGER CONSIDERATION." At the Effective Time, all such shares of PSI Capital Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates that immediately prior the Effective Time represented any such shares (a "CERTIFICATE" or "CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect thereto and any cash in lieu of fractional shares of PMR Common Stock to be issued in consideration therefor upon surrender of such Certificate in accordance with Section
                  1.8. Each share of PSI Common Stock or PSI Preferred Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion and exchange have the same restrictions or vesting arrangements applicable to such shares prior to the conversion.

                  (c) ANTI-DILUTION PROVISIONS. In the event that the capitalization of PMR (as set forth in Section 3.2) changes prior to the Effective Time (other than changes resulting from a Reverse Stock Split) or in the event that the capitalization of PSI (as set forth in
         Section 2.2) changes prior to the Effective Time, the exchange ratios set forth in Sections 1.7(a) and 1.7(b) shall be appropriately adjusted to reflect such changes in the capitalization of PSI or PMR, or both, as the case may be; PROVIDED, however, that in the event that (i) there are no changes to the capitalization of PMR (as set forth in Section 3.2) prior to the Effective Time (other than resulting from any Reverse Stock Split) and (ii) PSI issues any additional shares of PSI Common Stock or any option, warrant or other security exercisable for, exchangeable for or convertible into, directly or indirectly, any shares of PSI Common Stock prior to the Effective Time, then the exchange ratios set forth in Section 1.7(a) and Section 1.7(b) shall be adjusted in a manner that provides for (i) the issuance of an aggregate of 8,678,505 shares of PMR Common Stock to the holders of PSI Preferred Stock or, if PMR has effectuated the Reverse Stock Split, 4,339,253 shares (allocated between the holders of the PSI Series A Preferred Stock and PSI Series B Preferred Stock in the same proportions as set forth in Section 1.7(b)) and (ii) the issuance of an aggregate of 10,243,761 shares of PMR Stock allocated among the holders of shares of PSI Common Stock, holders of shares of PSI Preferred Stock and the holders of options, warrants and other securities exercisable for, exchangeable for or convertible into, directly or indirectly, shares of PSI Common Stock (other than the Cancelled Warrants and the Convertible Notes) upon the exercise, exchange or conversion thereof, with such allocation to be made on a pro rata basis in relation to the fully diluted capitalization of PSI immediately prior to the Effective Time, assuming that all shares of PSI Preferred Stock and all options, warrants and such other securities, other than the Cancelled Warrants and the Convertible Notes, are exercised, exchanged or converted into shares of PSI Common Stock immediately prior to the Effective Time.

                  (d) DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "DISSENTING SHARES") of PSI Capital Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Dissenting Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 1.7(b), but instead the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of
         Section 262; PROVIDED, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
         Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares under Section 262 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the appropriate portion of the Merger Consideration as provided in Section 1.7(b). At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except, subject to the immediately preceding sentence, the right to receive the fair value of such shares in accordance with the provisions of Section 262. PSI shall serve prompt notice to PMR of any demands for appraisal of any shares of PSI Capital Stock, and PMR shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. PSI shall not, without the prior written consent of PMR, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  (e) CANCELLATION OF PSI CAPITAL STOCK OWNED BY PSI. At the Effective Time, all shares of PSI Capital Stock that are owned by PSI as treasury stock, and each share of PSI Capital Stock owned by any direct or indirect wholly owned PSI Subsidiary immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (f) FRACTIONAL SHARES. No fraction of a share of PMR Common Stock will be issued, but in lieu thereof each holder of shares of PSI Capital Stock who would otherwise be entitled to a fraction of a share of PMR Common Stock (after aggregating all fractional shares of PMR Common Stock to be received by such holder) shall receive from PMR an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) PMR Stock Price.

                  (g) PSI STOCK OPTION PLANS. At the Effective Time, the Psychiatric Solutions, Inc. 1997 Incentive and Non-Qualified Stock Option Plan for Key Personnel (the "PSI STOCK PLAN") and all options to purchase PSI Common Stock then outstanding under the PSI Stock Plan shall be assumed by PMR in accordance with Section 5.8.

         1.8      SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. PMR's transfer agent shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) PMR TO PROVIDE COMMON STOCK AND CASH. Within thirty (30) business days following the Closing Date, PMR shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as PMR may adopt, (i) the shares of PMR Common Stock issuable pursuant to Section 1.7(b) in exchange for shares of PSI Capital Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.7(f).

                  (c) EXCHANGE PROCEDURES. Within ten (10) business days after the date hereof, PMR shall deliver to PSI (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (as defined below) shall pass, only upon receipt by the Exchange Agent of a Certificate or Certificates, which immediately prior to the Effective Time represented outstanding shares of PSI Capital Stock, whose shares were converted into the right to receive shares of PMR Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.7, and shall be in such form and have such other provisions as PMR may reasonably specify) and
         (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of PMR Common Stock (and cash in lieu of fractional shares). PSI shall mail or provide such letter of transmittal and such instructions to every holder of record of a Certificate. To the extent at Closing PMR shall have received Certificates, together with corresponding letters of transmittal, duly completed and validly executed in accordance with the instructions thereto, then within thirty (30) business days after the Closing (i) such holders of record submitting the same shall be entitled to receive a certificate representing the number of whole shares of PMR Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.7, and
         (ii) such Certificates shall be canceled.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to PMR Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of PMR Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of PMR Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.8(d)) with respect to such shares of PMR Common Stock.

                  (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of PMR Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to PMR or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of PMR Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of PMR or any agent designated by it that such tax has been paid or is not payable.

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, PMR, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) DISSENTING SHARES. The provisions of this Section 1.8 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of PMR under this Section 1.8 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of PMR Common Stock and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 1.7 hereof.

                  (h) UNCLAIMED SHARES. Any amounts of PMR Common Stock (and cash in lieu of fractional shares) delivered or made available to the Exchange Agent pursuant to this Section 1.8 and not exchanged for PSI Capital Stock within six (6) months after the Effective Time pursuant to this Section 1.8 shall be returned by the Exchange Agent to PMR, which thereafter shall act as Exchange Agent subject to the rights of holders of unsurrendered Certificates under this Article I. Thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any PMR Common Stock (and cash in lieu of fractional shares) that may be payable upon due surrender of the PSI Capital Stock held by them.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN PSI CAPITAL STOCK. All shares of PMR Common Stock issued upon the surrender for exchange of shares of PSI Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PSI Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of PSI Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of PMR Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.7; provided, however, that PMR may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PMR, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.11 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

         1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of PSI, the officers and directors of PSI and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         1.13 WITHHOLDING. PMR or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of PSI Capital Stock such amounts as PMR or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by PMR or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of PSI Capital Stock in respect of whom such deduction and withholding was made by PMR or the Exchange Agent.

         1.14 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of PSI shall be closed and there shall be no further registration of transfers of shares of PSI Capital Stock thereafter on the records of PSI. From and after the Effective Time, the holders of Certificates representing shares of PSI Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of PSI Capital Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or PMR for any reason shall be converted into the shares of PMR Common Stock, any cash in lieu of fractional shares of PMR Common Stock to which holders thereof are entitled pursuant to
Section 1.7(g) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7(c).

         1.15 PRE-CLOSING DISTRIBUTION TO PMR SHAREHOLDERS. Prior to the Effective Time, PMR shall distribute to holders of PMR Common Stock: PMR Cash Equivalents in excess of $5.05 million pursuant to Section 6.2(k) and Contingent Value Rights pursuant to the Contingent Value Rights Agreement described in Section 4.4(b).

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF PSI

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "PSI MATERIAL ADVERSE EFFECT" means any event, change, condition or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of PSI and the PSI Subsidiaries (as defined in Section 2.1), taken as a whole, other than any event, change, condition or effect relating to (i) this Agreement or the transactions contemplated hereby or the announcement thereof, (ii) the failure to obtain applicable regulatory or third party consents that may be required in connection with this Agreement or the transactions contemplated hereby, (iii) the United States economy in general, or (iv) the behavioral healthcare industry in general; PROVIDED, however, that a PSI Material Adverse Effect shall include any change in or effect on the business of PSI and the PSI Subsidiaries that is, or is reasonably likely to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of PSI and the PSI Subsidiaries taken as a whole, if such change or effect is significantly more adverse to PSI and the PSI Subsidiaries, taken as a whole, than to the behavioral healthcare industry in general.

         In this Agreement, any reference to a party's "knowledge" means actual knowledge of such party's officers and directors, provided that such persons shall make due and diligent inquiry of those employees of such party whom such officers or directors reasonably believe would have actual knowledge of the matters represented.

         Except as disclosed in a document of even date herewith attached as an exhibit to this Agreement and delivered by PSI to PMR prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "PSI DISCLOSURE SCHEDULE"), PSI represents and warrants to PMR and Merger Sub as follows:

         2.1 ORGANIZATION, STANDING AND POWER. Each of PSI and the PSI Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of PSI and the PSI Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on PSI. PSI has made available to PMR a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of PSI and each of the PSI Subsidiaries, each as amended to date. Neither PSI nor any of the PSI Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Set forth in SCHEDULE 2.1 of the PSI Disclosure Schedule is a complete and accurate list of all Subsidiaries of PSI (the entities identified in SCHEDULE 2.1 are referred to collectively as the "PSI SUBSIDIARIES" and individually a "PSI SUBSIDIARY"). PSI is the owner of all outstanding shares of capital stock of each of the PSI Subsidiaries, and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such PSI Subsidiary are owned by PSI free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such PSI Subsidiary, or otherwise obligating PSI or any such PSI Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as set forth in SCHEDULE 2.1 to the PSI Disclosure Schedule, PSI does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2      CAPITAL STRUCTURE.

                  (a) The authorized capital stock of PSI immediately prior to the Effective Time consists of 53,500,000 shares of capital stock, consisting of (i) 35,000,000 shares of Common Stock, par value $.01 per share (the "PSI COMMON STOCK"), 7,327,627 shares of which are issued and outstanding on the date of this Agreement, (ii) 10,500,000 shares of Series A preferred stock, $.01 par value per share (the "PSI SERIES A PREFERRED STOCK") of which 10,497,000 shares are issued and outstanding on the date of this Agreement, and (iii) 8,000,000 shares of Series B preferred stock $.01 par value per share (the "PSI SERIES B PREFERRED STOCK") of which 4,975,736 shares are issued and outstanding on the date of this Agreement. As of the date of this Agreement, there are outstanding warrants to purchase 1,341,028 shares of PSI Series B Preferred Stock and 180,379 shares of PSI Common Stock. Warrants to purchase 928,308 shares of PSI Series B Preferred Stock will be exercised prior to the Effective Time (the "EXERCISED WARRANTS"). The remaining warrants to purchase 412,720 shares of PSI Series B Preferred Stock will be canceled prior to the Effective Time (the "CANCELED WARRANTS"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than as set forth in this
         Section 2.2. Attached to or as set forth in SCHEDULE 2.2 to the PSI Disclosure Schedule is a true and correct list of PSI's stockholders and any persons with rights to acquire PSI securities, which list will be promptly updated from time to time prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 5.9). All outstanding shares of PSI Capital Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of PSI or any agreement to which PSI is a party or by which it is bound. PSI has reserved (i) sufficient shares of PSI Common Stock for issuance upon conversion of the PSI Preferred Stock, and (ii) 3,373,313 shares of PSI Common Stock for issuance to employees and consultants pursuant to the PSI Stock Plan, of which 709,886 shares have been issued pursuant to option exercises or direct stock purchases, 2,205,499 shares are subject to outstanding, unexercised options, and 457,928 shares are available for issuance thereunder. PSI has outstanding subordinated notes with an aggregate principal amount of $3,564,000.14 which are convertible into PSI Series B Preferred Stock (the "CONVERTIBLE NOTES"). Except for (i) the rights created pursuant to this Agreement, (ii) PSI's right to repurchase any unvested shares under the PSI Stock Plan, (iii) outstanding warrants to purchase

         1,341,028 shares of PSI Series B Preferred Stock and 180,379 shares of PSI Common Stock, and (iv) the Convertible Notes, there are no other options, warrants, calls, rights, commitments or agreements of any character to which PSI is a party or by which it is bound obligating PSI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of PSI or obligating PSI to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for the agreements contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of PSI's capital stock (i) between or among PSI and any of its securityholders and (ii) to PSI's knowledge, between or among any of PSI's securityholders. The terms of the PSI Stock Plan and the applicable stock option agreements permit the assumption or substitution of options to purchase PMR Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the PSI stockholders, or otherwise. None of the outstanding options permit any accelerated vesting or exercisability of those options by reason of the Merger or any other transactions contemplated by this Agreement. True and complete copies of all agreements and instruments relating to or issued under the PSI Stock Plan have been provided to PMR and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to PMR. All outstanding shares of PSI Common Stock and PSI Preferred Stock were issued in compliance with all applicable federal and state securities laws.

                  (b) Each of the PSI stockholders and/or optionholders is the registered and beneficial owner of that number of shares of PSI Capital Stock and/or PSI options set forth opposite its name in SCHEDULE 2.2. The number of shares of PSI Capital Stock and/or PSI options set forth opposite such person's name in SCHEDULE 2.2 constitutes the entire interest of such person in the outstanding capital stock or voting securities of PSI. No other person or entity not disclosed in SCHEDULE
         2.2 has a beneficial interest in or a right to acquire any PSI Capital Stock or PSI options. In addition, the shares of PSI Capital Stock and/or PSI Options disclosed in SCHEDULE 2.2 are and will, at all times during the term of this Agreement and through and including the Closing, be free and clear of any liens, pledges, options, charges, restrictions or other encumbrances.

                  (c) Notwithstanding anything in the foregoing to the contrary, the exercise of options by any PSI option holder between the date of this Agreement and the Effective Time shall not cause a breach of this
         Section 2.2.

         2.3 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. PSI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PSI. This Agreement has been duly executed and delivered by PSI and constitutes the valid and binding obligation of PSI enforceable against PSI in accordance with its terms. The execution and delivery of this Agreement by PSI does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the

Certificate of Incorporation or Bylaws of PSI or the Certificate of Incorporation or Bylaws (or similar instruments) of any of the PSI Subsidiaries, as amended, (ii) any foreign or domestic law, statute, code ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree ("LAW") applicable to PSI or any of the PSI Subsidiaries or any of their properties or assets or (iii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise, or license applicable to PSI or any of the PSI Subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to PSI or any of the PSI Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2 ; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a PSI Material Adverse Effect and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

         2.4 FINANCIAL STATEMENTS. PSI has delivered to PMR its audited consolidated financial statements (including balance sheet, statement of operations and statement of cash flows) as at and for the twelve-month periods ended December 31, 1999, 2000 and 2001 (collectively, the "PSI FINANCIAL STATEMENTS"). The PSI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The PSI Financial Statements fairly present the consolidated financial condition and operating results of PSI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. PSI and the PSI Subsidiaries maintain adequate systems of internal controls established and administered in accordance with generally accepted accounting principles.

         2.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 2001 (the "PSI BALANCE SHEET DATE"), except as set forth in SCHEDULE 2.5 of the PSI Disclosure Schedule, and except for changes that are not prohibited by Section 4.2 or changes as otherwise contemplated by this Agreement, PSI and the PSI Subsidiaries conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred:

                  (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a PSI Material Adverse Effect;

                  (b) any discharge or satisfaction of any Encumbrance other than those then required to be discharged or satisfied prior to the Closing Date pursuant to the existing terms of any agreement between PSI or any of the PSI Subsidiaries and a party unaffiliated with PSI or any of the PSI Subsidiaries, or payment of any obligation or Liability, other than current Liabilities shown on the consolidated balance sheet of PSI as of December 31, 2001 included in the PSI Financial Statements (the "LATEST AUDITED PSI BALANCE SHEET") and current Liabilities incurred in the ordinary course of business consistent with prior practice, or any cancellation, forgiveness or compromise by PSI or any of the PSI Subsidiaries of any debts or claims other than in the ordinary course of business or any waiver or release of any right of substantial value to PSI and the PSI Subsidiaries;

                  (c) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of PSI or the PSI Subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of PSI or the PSI Subsidiaries;

                  (d) any stock split, reverse stock split, combination, reclassification or recapitalization of any capital stock of PSI or the PSI Subsidiaries, or any issuance of any other security in respect of or in exchange for, any shares of any capital stock of PSI or the PSI Subsidiaries;

                  (e) any issuance by PSI or the PSI Subsidiaries of any shares of their capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of such capital stock or debt security;

                  (f) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of PSI or the PSI Subsidiaries, except for inventory sold in the ordinary course of business;

                  (g) any termination or receipt by PSI or the PSI Subsidiaries of any notice of termination or non-renewal of any Contract between PSI or the PSI Subsidiaries and any other Person involving payments by or to PSI or any of the PSI Subsidiaries in excess of $100,000 in the aggregate;

                  (h) any write-down or write-up of the value of any asset of PSI or the PSI Subsidiaries, or, other than in the ordinary course of business, any write-off of any accounts receivable or notes receivable of PSI or the PSI Subsidiaries or any portion thereof in excess of $50,000 in the aggregate;

                  (i) any increase in or modification of compensation payable or to become payable to any officer, employee, consultant or agent of PSI or the PSI Subsidiaries, other than any such increases in the ordinary course of business, consistent with past practice, or the entering into of any employment contract with any officer or employee;

                  (j) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, employee, consultant or agent of PSI or the PSI Subsidiaries;

                  (k) the making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or stockholder of PSI or the PSI Subsidiaries, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                  (l) any change in the accounting methods or practices followed by PSI or the PSI Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted;

                  (m) any material deterioration in the aging of PSI's or the PSI Subsidiaries' accounts payable or material acceleration in the aging of PSI's or the PSI Subsidiaries' accounts receivable or other change in PSI's or the PSI Subsidiaries' working capital management practices;

                  (n) any material change in the manner in which PSI or the PSI Subsidiaries extend discounts or credit or otherwise deal with third party payors, patients or other customers;

                  (o) any termination of employment of any officer or key employee of PSI or the PSI Subsidiaries;

                  (p) except as contemplated hereby, any amendments or changes in PSI's or the PSI Subsidiaries' articles or certificate of incorporation or bylaws (or other governing documents);

                  (q) any labor disputes or any union organizing campaigns;

                  (r) the commencement of any litigation or other action by or against PSI or the PSI Subsidiaries; or

                  (s) any agreement, understanding, or authorization, whether in writing or otherwise, for PSI or the PSI Subsidiaries to take any of the actions specified in items (a) through (r) above.

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.6(a), neither PSI nor any of the PSI Subsidiaries have any Liability, except for (i) Liabilities reflected or reserved against in the Latest Audited PSI Balance Sheet, and (ii) Liabilities that have arisen since the date of the Latest Audited PSI Balance Sheet in the ordinary course of business (none of which arise from any breach of Contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental and Safety Laws)). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest Audited PSI Balance Sheet. Except as set forth in
SCHEDULE 2.6(a), neither PSI nor any of the PSI Subsidiaries have, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to or required under any Environmental and Safety Laws. The reserves reflected on the Latest Audited PSI Balance Sheet for Liabilities that were incurred but not reported are adequate to cover such Liabilities.

         2.7 LITIGATION. Except as set forth in SCHEDULE 2.7 of the PSI Disclosure Schedule, there is no Proceeding pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of PSI or any of the PSI Subsidiaries, threatened against PSI or any of the PSI Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against PSI or any of the PSI

Subsidiaries, or, to the knowledge of PSI and the PSI Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a PSI Material Adverse Effect. SCHEDULE 2.7 of the PSI Disclosure Schedule also lists all litigation that PSI has pending against other parties.

         2.8 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on
SCHEDULE 2.8, there is no agreement, judgment, injunction, order or decree binding upon PSI or any of the PSI Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of PSI or any of the PSI Subsidiaries, any acquisition of property by PSI or any of the PSI Subsidiaries or the conduct of business by PSI or any of the PSI Subsidiaries as currently conducted or as proposed to be conducted by PSI or any of the PSI Subsidiaries.

         2.9 GOVERNMENTAL AUTHORIZATION. PSI and each of the PSI Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which PSI or any of the PSI Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of PSI's or any of the PSI Subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "PSI AUTHORIZATIONS"), and all of such PSI Authorizations are in full force and effect, except where the failure to obtain or have any such PSI Authorizations could not reasonably be expected to have a PSI Material Adverse Effect. PSI and the PSI Subsidiaries are in material compliance with the terms and conditions of the PSI Authorizations.

         2.10 TITLE TO PROPERTY. PSI and the PSI Subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the PSI Balance Sheet or acquired after the PSI Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the PSI Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the PSI Balance Sheet. The plants, property and equipment of PSI and the PSI Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of PSI and the PSI Subsidiaries are reflected in the PSI Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. SCHEDULE 2.10 identifies each parcel of real property owned or leased by PSI or any of the PSI Subsidiaries.

         2.11     INTELLECTUAL PROPERTY.

                  (a) PSI and the PSI Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and tangible or intangible proprietary information or material ("INTELLECTUAL PROPERTY") that are used or proposed to be used in the business of PSI and the PSI Subsidiaries as currently conducted or as proposed to be conducted by PSI and the PSI Subsidiaries. PSI has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

                  (b) SCHEDULE 2.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, registered domain names, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which PSI is a party and pursuant to which any person is authorized to use any Intellectual Property (other than computer software licenses which are used by PSI in the ordinary course of business), and (iii) all licenses, sublicenses and other agreements as to which PSI is a party and pursuant to which PSI is authorized to use any third party patents, trademarks or copyrights ("PSI THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are incorporated in, are, or form a part of any PSI product.

                  (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of PSI or any of the PSI Subsidiaries, or any PSI Third Party Intellectual Property Rights, by any third party, including any employee or former employee of PSI or any of the PSI Subsidiaries. Neither PSI nor any of the PSI Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

                  (d) PSI is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property or PSI Third Party Intellectual Property Rights.

                  (e) All patents, registered trademarks, service marks and copyrights held by PSI are valid and subsisting. PSI has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. The manufacturing, marketing, licensing or sale of PSI's products do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. PSI has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                  (f) PSI has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that PSI does not already own by operation of law.

                  (g) PSI has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation of Confidential Information owned by PSI by or to a third party has been pursuant to the terms of a written agreement between PSI and such third party. All use, disclosure or appropriation of Confidential Information not owned by PSI has been pursuant to the terms of a written agreement between PSI and the owner of such Confidential Information, or is otherwise lawful.

                  (h) As of the date of this Agreement, there are no actions that must be taken by PSI or any PSI Subsidiary within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

         2.12     ENVIRONMENTAL MATTERS.

                  (a)      The following terms shall be defined as follows:

                           (i) "ENVIRONMENTAL AND SAFETY LAWS" shall mean any
                  federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                           (ii) "HAZARDOUS MATERIALS" shall mean any toxic or
                  hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                           (iii) "PSI PROPERTY" shall mean all real property
                  leased or owned by PSI or any PSI Subsidiaries either currently or in the past.

                           (iv) "PSI FACILITIES" shall mean all buildings and improvements on PSI Property.

                  (b) Except as set forth on Schedule 2.12(b), PSI represents and warrants as follows: (i) no methylene chloride is contained in or has been used at or released from the PSI Facilities by PSI or PSI Subsidiaries; (ii) all Hazardous Materials and wastes, if disposed of by PSI or PSI Subsidiaries, have been disposed of in accordance with all Environmental and Safety Laws; and (iii) PSI and the PSI Subsidiaries have received no notice (verbal or written) of any noncompliance of the PSI Facilities or PSI's past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened against PSI or PSI Subsidiaries relating to a violation of any Environmental and Safety Laws; (v) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the PSI Property or PSI Facilities or any equipment on the PSI Property containing PCBs at levels in excess of 50 parts per million; (vi) PSI's and the PSI Subsidiaries' uses and activities of the PSI

         Facilities have at all times complied with all Environmental and Safety Laws; (vii) PSI and the PSI Subsidiaries have all the permits and licenses required to be issued under federal, state or local laws regarding Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits; neither PSI nor any PSI Subsidiary are a potentially responsible party under the federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (viii) there have not been in the past, during the period of time in which PSI or any PSI Subsidiary owned or controlled the applicable PSI Property or PSI Facilities, and are not now, any Hazardous Materials on, under or migrating to or from any PSI Facilities or PSI Property, other than in compliance with Environmental and Safety Laws; and (ix) there have not been in the past, during the period of time in which PSI or any PSI Subsidiary owned or controlled the applicable PSI Property, and are not now, any underground tanks or underground improvements at, on or under the PSI Property, including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells, that are not currently maintained in compliance with Environmental and Safety Laws.

         2.13     TAX MATTERS.

                  (a) Except as set forth in SCHEDULE 2.13(a), PSI and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which PSI is or has been a member ("PSI TAX AFFILIATE"), for the years that it was a PSI Tax Affiliate of PSI:

                           (i) has timely paid or caused to be paid all Taxes
                  required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                           (ii) has filed or caused to be filed in a timely and
                  proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed on behalf of PSI and each PSI Tax Affiliate were complete and correct in all material respects; and

                           (iii) has not requested or caused to be requested any
                  extension of time within which to file any Tax Return, which Tax Return has not since been filed if due.

                  (b) PSI has previously made available to PMR for review true, correct and complete copies of all Tax Returns filed by or on behalf of PSI through the Closing Date for the periods ending after December 31, 1994.

                  (c)      Except as set forth in SCHEDULE 2.13(c):

                           (i) neither PSI nor any PSI Tax Affiliate (for the
                  years that it was a PSI Tax Affiliate of PSI) has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of PSI or any PSI Tax

                  Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to PSI or any PSI Tax Affiliate (for the years that it was a PSI Tax Affiliate of PSI); no Tax Encumbrances have been filed against PSI or any PSI Tax Affiliate (for the years that it was a tax of PSI) except for Encumbrances for current Taxes not yet due and payable for which adequate reserves have been provided for in the Latest PSI Balance Sheet or the Latest Audited PSI Balance Sheet; no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against PSI or any PSI Tax Affiliate (for the years that it was a PSI Tax Affiliate of PSI);

                           (ii) full and adequate provision (at assumed tax
                  rates) has been made (A) on the Latest PSI Balance Sheet and the Latest Audited PSI Balance Sheet, and the Books and Records of PSI for all deferred Taxes not yet due and payable by PSI for all periods on or prior to the Closing Date, and
                  (B) on the Books and Records of PSI for all deferred Taxes payable by PSI for all periods beginning on or after the Latest Audited PSI Balance Sheet Date;

                           (iii) neither PSI nor any PSI Subsidiaries have
                  incurred any Liability for Taxes from and after the Latest Audited PSI Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                           (iv) PSI has not (A) made an election (or had an
                  election made on its behalf by another Person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a "personal holding company" within the meaning of
                  Section 542 of the Code;

                           (v) PSI and each PSI Tax Affiliate has complied with
                  all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) in all material respects;

                           (vi) neither PSI nor the PSI Subsidiaries have any
                  Liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either PSI or the PSI Subsidiaries have been bound have been terminated;

                           (vii) neither PSI nor the PSI Subsidiaries have
                  incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                                    (A) shall be non-deductible under, or would
                           otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

                                    (B) are or may be subject to the imposition
                           of an excise Tax under Section 4999 of the Code;

                           (viii) neither PSI nor the PSI Subsidiaries have
                  agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of such Persons;

                           (ix) no claim has been made within the last three
                  years by any taxing authority in a jurisdiction in which PSI and the PSI Subsidiaries do not file Tax Returns that PSI or the PSI Subsidiaries are or may be subject to taxation by that jurisdiction;

                           (x) the consummation of the transactions hereunder
                  will not trigger the realization or recognition of intercompany gain or income to PSI or the PSI Subsidiaries under the federal consolidated return regulations with respect to federal, state, or local taxes; and

                           (xi) PSI is not currently, nor has it been at any
                  time during the previous five years, a "U.S. real property holding corporation."

         2.14     EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 2.14 lists, with respect to PSI, any PSI Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with PSI (a "PSI ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, each loan to any officer or director and any stock option, stock purchase, phantom stock, stock right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of PSI and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of PSI of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of PSI (together, the "PSI EMPLOYEE PLANS").

                  (b) PSI has made available to PMR a copy of each of the PSI Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each PSI Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any PSI Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. PSI has also furnished PMR with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such PSI Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any PSI Employee Plan subject to Code
         Section 401(a). PSI has also furnished PMR with all registration statements and prospectuses prepared in connection with each PSI Employee Plan.

                  (c) (i) None of the PSI Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any PSI Employee Plan, which could reasonably be expected to have, in the aggregate, a PSI Material Adverse Effect;
         (iii) each PSI Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a PSI Material Adverse Effect, and PSI and each PSI Subsidiary or PSI ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the PSI Employee Plans; (iv) neither PSI nor any PSI Subsidiary or PSI ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the PSI Employee Plans; (v) all material contributions required to be made by PSI or any PSI Subsidiary or PSI ERISA Affiliate to any PSI Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each PSI Employee Plan for the current plan years;
         (vi) with respect to each PSI Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
         Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no PSI Employee Plan is covered by, and neither PSI nor any PSI Subsidiary or PSI ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each PSI Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to PMR (other than ordinary administrative expenses typically incurred in a termination event). With respect to each PSI Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
         Section 3(1) of ERISA, PSI has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such PSI Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of PSI is threatened, against or with respect to any such PSI Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. No payment or benefit which will or may be made by PSI to any employee of PSI or any PSI Subsidiary will be characterized as an "excess parachute payment" within the meaning of
         Section 280G(b)(1) of the Code.

                  (d) With respect to each PSI Employee Plan, PSI and each of its United States PSI Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder except to the extent that such failure to comply would not, in the aggregate, have a PSI Material Adverse Effect, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a PSI Material Adverse Effect and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a PSI Material Adverse Effect.

                  (e) There has been no amendment to, written interpretation or announcement (whether or not written) by PSI, any PSI Subsidiary or other PSI ERISA Affiliate relating to, or change in participation or coverage under, any PSI Employee Plan which would materially increase the expense of maintaining such PSI Employee Plan above the level of expense incurred with respect to that PSI Employee Plan for the most recent fiscal year included in PSI's financial statements.

                  (f) PSI does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (g) Neither PSI nor any PSI Subsidiary or other PSI ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
         Section 3(37) of ERISA.

                  (h) Each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "PSI BENEFIT PLANS") is listed in SCHEDULE 2.14(h) of the Disclosure Schedule. As regards each such PSI Benefit Plan, unless disclosed in
         SCHEDULE 2.14(h) of the PSI Disclosure Schedule (i) each of the PSI Benefit Plans is in material compliance with the provisions of the laws of each jurisdiction in which each such PSI Benefit Plan is maintained, to the extent those laws are applicable to the PSI Benefit Plans; (ii) all material contributions to, and material payments from, the PSI Benefit Plans which may have been required to be made in accordance with the terms of any such PSI Benefit Plan, and, when applicable, the law of the jurisdiction in which such PSI Benefit Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the PSI Benefit Plans, and all payments under the PSI Benefit Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the PSI Balance Sheet, or disclosed to PMR within fifteen (15) days following the date hereof in SCHEDULE 2.14(h) of the Disclosure Schedule; (iii) PSI and the PSI Subsidiaries and ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and all of the PSI Benefit Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such PSI Benefit Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the PSI Benefit Plan; (iv) each of the PSI Benefit Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) to the knowledge of PSI, there are no pending investigations by any governmental body involving the PSI Benefit Plans, and no pending claims (except for claims for benefits payable in the normal operation of the PSI Benefit Plans), suits or proceedings against any PSI Benefit Plan or asserting any rights or claims to benefits under any PSI Benefit Plan; and (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any PSI Benefit Plan other than the triggering of payment to participants.

         2.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of PSI or any of the PSI Subsidiaries, (ii) materially increase any benefits otherwise payable by PSI or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required under Code Section 411(d)(3).

         2.16 EMPLOYEE MATTERS. PSI and each of the PSI Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. PSI has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. PSI is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on SCHEDULE 2.16, there are no pending claims against PSI or any of the PSI Subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of PSI or any of the PSI Subsidiaries, threatened, between PSI or any of the PSI Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither PSI nor any of the PSI Subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does PSI nor any of the PSI Subsidiaries know of any activities or proceedings of any labor union or to organize any such employees. To PSI's knowledge, no employees of PSI or any of the PSI Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by PSI or any of the PSI Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by PSI or to the use of trade secrets or proprietary information of others. No employees of PSI or any of the PSI Subsidiaries have given notice to PSI or any of the PSI Subsidiaries, nor is PSI otherwise aware, that any such employee intends to terminate his or her employment with PSI or any of the PSI Subsidiaries. Except as set forth in SCHEDULE 2.16, the employment of each of the employees of PSI and each of the PSI Subsidiaries is "at will" and PSI and each of the PSI Subsidiaries does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their employees.

         2.17     CONFLICTS OF INTEREST; RELATED PARTY TRANSACTIONS.

                  (a) None of PSI, the PSI Subsidiaries or any officer nor, to the knowledge of the officers of PSI, any employee, agent or other Person acting on behalf of PSI or the PSI Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any physician, psychologist, counselor, or other direct or indirect referral source, or any family member or agent of the foregoing, or official or employee of any Governmental Entity or other Person who was or is in a position to help or hinder the business of PSI or the PSI Subsidiaries (or assist in connection with any actual or proposed transaction) that (i) might subject PSI or the PSI Subsidiaries to any material damage or material penalty in any Proceeding before any agency, court or tribunal, foreign or domestic,
         (ii) if not given in the past, could have resulted in a PSI Material Adverse Effect, (iii) if not continued in the future, could result in a PSI Material Adverse Effect; or (iv) is in material violation of any Laws, including the federal illegal remuneration statute, 42 U.S.C.
         Section 1320a-76.

                  (b) Except as set forth in SCHEDULE 2.17(b), and except for compensation to regular employees of PSI or the PSI Subsidiaries, no current or former Affiliate of PSI, or the PSI Subsidiaries or any associate of such Person (as defined in Rule 12b-2 promulgated under the Exchange Act thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or agreement with PSI or any of the PSI Subsidiaries, or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of PSI or the PSI Subsidiaries (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than PSI or the PSI Subsidiaries which should properly accrue to PSI or the PSI Subsidiaries. Except as set forth in SCHEDULE 2.17, neither PSI nor the PSI Subsidiaries are a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates. Except as set forth in SCHEDULE 2.17, there are no intercompany loans or open account balances between PSI and the PSI Subsidiaries.

         2.18 INSURANCE. PSI and each of the PSI Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of PSI and the PSI Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and PSI and the PSI Subsidiaries are otherwise in compliance with the terms of such policies and bonds. PSI has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.19 COMPLIANCE WITH LAWS. Each of PSI and the PSI Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any Law with respect to the conduct of the PSI business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a PSI Material Adverse Effect.

         2.20 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the PSI Financial Statements, the accounts receivable shown on the PSI Financial Statements represent bona fide claims against debtors for services rendered, sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the PSI Financial Statements was calculated in accordance with generally accepted accounting principles and in a manner consistent with prior periods.

         2.21 CUSTOMERS AND SUPPLIERS. No third party payor or customer which individually accounted for more than five percent (5%) of PSI's gross revenues during the 12-month period preceding the date hereof, and no hospital, health care provider or supplier of PSI, has canceled or otherwise terminated, or made any written threat to PSI to cancel or otherwise terminate its relationship with PSI, or has decreased materially its services or supplies to PSI in the case of any such hospital, health care provider or supplier, or its usage of the services or products of PSI in the case of such third party payor or customer, and to PSI's knowledge, no such hospital, health care provider, supplier, third party payor or customer intends to cancel or otherwise terminate its relationship with PSI or to decrease materially its services or supplies to PSI or its usage of the services or products of PSI, as the case may be. PSI has not knowingly breached, so as to provide a benefit to PSI that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any third party payor, customer, hospital, health care provider or supplier of PSI.

         2.22 MATERIAL CONTRACTS. Except for the contracts and agreements described in SCHEDULE 2.22 (collectively, the "PSI MATERIAL CONTRACTS"), neither PSI nor any PSI Subsidiary is a party to or bound by any material contract, including without limitation:

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $50,000 annually;

                  (c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                  (d) any contract for capital expenditures in excess of $50,000 in the aggregate;

                  (e) any contract limiting the freedom of PSI to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act or any confidentiality, secrecy or non-disclosure contract;

                  (f) any contract with any person with whom PSI does not deal at arm's length;

                  (g) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

                  (h) any contracts or commitments providing for payments based in any manner on the revenues or profits of the business of PSI or the PSI Subsidiaries;

provided, however that PSI Material Contracts comprised of managed care contracts, management service/unit management agreements and Medical Director Agreements are not required to be disclosed on SCHEDULE 2.22.

         2.23 NO BREACH OF PSI MATERIAL CONTRACTS. All PSI Material Contracts are in written form. PSI has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any PSI Material Contract. Each of the PSI Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to PSI or to PSI's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any PSI Material Contract. True, correct and complete copies of all PSI Material Contracts have been made available to PMR.

         2.24 THIRD PARTY CONSENTS. Except as set forth in SCHEDULE 2.24, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent, approval, order or authorization of any third party under the PSI Material Contracts.

         2.25 CERTAIN ADDITIONAL REGULATORY MATTERS.

                  (a) Except where such activities have not had and will not have a PSI Material Adverse Effect, neither PSI, the PSI Subsidiaries, nor any officer, director or managing employee of such Person (within the meaning of 42 U.S.C. (ss. 1320a-5(b)) has engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon PSI or the PSI Subsidiaries or mandatory or permissive exclusion of such Persons from Medicare or Medicaid, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, ss. 3727 et seq. of Title 51 of the United States Code ("TRICARE"), any other state or federal health care program, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which constitute violations of or deficiencies under the standards of any private accrediting organization from which PSI or any of the PSI Subsidiaries is accredited or seeks accreditation, including the following activities:

                           (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                           (ii)  making or causing to be made any false
                  statement or representation of a material fact for use in determining rights to any benefit or payment;

                           (iii) presenting or causing to be presented a claim
                  for reimbursement under TRICARE, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program (each as defined below) that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (B) for an item or service where the person presenting knows or should know that the claim is false or fraudulent;

                           (iv) offering, paying, soliciting or receiving any
                  remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by TRICARE, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (B) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by TRICARE, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program;

                           (v) making or causing to be made or inducing or
                  seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) the conditions or operations of a facility in order that the facility may qualify for TRICARE, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (B) information required to be provided under ss. 1124(A) of the Social Security Act ("SSA") (42 U.S.C. Section 1320a-3); or

                           (vi) failing substantially to provide medically
                  necessary items or services, if the failure adversely affects individuals covered by Medicare or Medicaid.

                  (b) Each of the facilities operated by PSI and the PSI Subsidiaries has a Medicaid number and a participating provider agreement in each state, as applicable, to which it bills directly to such states' Medicaid agency for services provided by it.

         2.26 MEDICARE/MEDICAID PARTICIPATION. Neither PSI, the PSI Subsidiaries, any officer, director, or managing employee (as defined in SSA
Section 1126(b) or any regulations promulgated thereunder): (x) have had a civil monetary penalty assessed against him, her or it under Section 1128A of the SSA or any regulations promulgated thereunder; (y) have been excluded from participation under the Medicare program or a state health care program as defined in SSA ss. 1128(h) or any regulations promulgated thereunder ("STATE HEALTH CARE PROGRAM") or a federal health care program as defined in SSA Section 1128B(f) ("FEDERAL HEALTH CARE PROGRAM"); or (z) have been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Sections 1128(a) and (b)(1), (2),
(3) or any regulations promulgated thereunder:

                           (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

                           (ii) criminal offenses under federal or state law
                  relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                           (iii) criminal offenses under federal or state law
                  relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

                           (iv) federal or state laws relating to the
                  interference with or obstruction of any investigation into any criminal offense; or

                           (v) criminal offenses under federal or state law
                  relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

         2.27 MINUTE BOOKS. The minute books of PSI and the PSI Subsidiaries made available to PMR contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of PSI and the respective PSI Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.28 COMPLETE COPIES OF MATERIALS. PSI has delivered or made available true and complete copies of each document which has been requested by PMR or its counsel in connection with their legal and accounting review of PSI and the PSI Subsidiaries.

         2.29 BROKERS' AND FINDERS' FEES. Except as set forth on SCHEDULE 2.29, PSI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.30 VOTE REQUIRED. The affirmative vote of the holders of greater than 50% of the PSI Common Stock and 50% of the PSI Preferred Stock outstanding on the record date set for the PSI Meeting is the only vote of the holders of any of PSI's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

         2.31 BOARD APPROVAL. The Board of Directors of PSI has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of PSI and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of PSI approve this Agreement and the Merger.

         2.32 STATE TAKEOVER STATUTES. The Board of Directors of PSI has approved this Agreement, the agreements entered into or proposed to be entered into as contemplated by this

Agreement and the transactions contemplated hereby and thereby (including the Merger), and such approval is sufficient to render inapplicable to such agreements and transactions the provisions of any "fair price," "moratorium," "control share," "interested shareholders," "affiliated transaction" or other anti-takeover statute or regulation and any applicable anti-takeover or other restrictive provisions of PSI's Certificate of Incorporation, Bylaws or other governing documents.

         2.33 PROGRAMS. Each facility where behavioral health, substance abuse, and human service programs provided by PSI or the PSI Subsidiaries are offered to Medicare or Medicaid beneficiaries, are eligible to receive payment under Titles XVIII and XIX of the Social Security Act and are "providers" under existing provider agreements with the Medicare and Medicaid programs through the applicable carriers. Each facility is in substantial compliance with the conditions of participation in the Medicare and Medicaid programs and have received all approvals or qualifications necessary for reinbursement through the Medicare and Medicaid programs.

         2.34 REPRESENTATIONS COMPLETE. None of the representations or warranties made by PSI herein or in any Schedule hereto, including the PSI Disclosure Schedule, or certificate furnished by PSI pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF PMR AND MERGER SUB

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "PMR MATERIAL ADVERSE EFFECT" means any event, change, condition or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of PMR and the PMR Subsidiaries, taken as a whole, other than any event, change, condition or effect relating to
(i) this Agreement or the transactions contemplated hereby or the announcement thereof, (ii) the failure to obtain applicable regulatory or third party consents that may be required in connection with this Agreement or the transactions contemplated hereby, (iii) the United States economy in general,
(iv) the behavioral healthcare industry in general, or (v) the termination of employment of any senior management employee of PMR prior to the Effective Time; PROVIDED, however, that a PMR Material Adverse Effect shall include any change in or effect on the business of PMR and the PMR Subsidiaries that is, or is reasonably likely to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of PMR and the PMR Subsidiaries, taken as a whole, if such change or effect is significantly more adverse to PMR and the PMR Subsidiaries, taken as a whole, than to the human services industry in general.

         In this Agreement, any reference to a party's "knowledge" means actual knowledge of such party's officers or directors, provided that such persons shall make due and diligent inquiry of those employees of such party whom such officers and directors reasonably believe would have actual knowledge of the matters represented.

         Except as disclosed in a document of even date herewith and delivered by PMR and Merger Sub to PSI prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "PMR DISCLOSURE SCHEDULE"), PMR and Merger Sub represent and warrant to PSI as follows:

         3.1 ORGANIZATION, STANDING; AND POWER. Each of PMR and the PMR Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. PMR has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a PMR Material Adverse Effect. PMR has made available to PSI a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of PMR and each of the PMR Subsidiaries, each as amended to date. Neither PMR nor any of the PMR Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. PMR is the owner of all outstanding shares of capital stock of each of the entities set forth in SCHEDULE 3.1 of the PMR Disclosure Schedule (collectively, the "PMR SUBSIDIARIES" and each a "PMR SUBSIDIARY") and all such shares are duly authorized, validly issued, fully paid and nonassessable. SCHEDULE 3.1 is a complete and accurate list of all subsidiaries of PMR. All of the outstanding shares of capital stock of each such PMR Subsidiary are owned by PMR free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such PMR Subsidiary, or otherwise obligating PMR or any such PMR Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities of any such PMR Subsidiary. Except as set forth in SCHEDULE 3.1 to the PMR Disclosure Schedule, PMR does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of PMR consists of 19,000,000 shares of PMR Common Stock, of which there are 7,180,442 shares issued and outstanding. The shares of PMR Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to (i) the exercise of outstanding warrants to purchase shares of PMR Common Stock and (ii) the exercise of options outstanding as of such date under PMR's 1997 Equity Incentive Plan (the "PMR STOCK PLAN") and PMR's Outside Directors' Non-Qualified Stock Option Plan of 1992 (the "PMR DIRECTOR PLAN"). All outstanding shares of PMR Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of PMR or any agreement to which PMR is a party or by which it is bound. PMR has reserved sufficient shares of PMR Common Stock for issuance to employees and consultants pursuant to the PMR Stock Plan, of which 1,248,651


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shares have been issued pursuant to option exercises or direct stock purchases,
1,147,401 shares are subject to outstanding, unexercised options, and 1,603,948 shares are available for issuance thereunder. PMR has reserved sufficient shares of PMR Common Stock for issuance to directors of PMR pursuant to the PMR Director Plan, of which 219,000 shares have been issued pursuant to option exercises or direct stock purchases, 287,250 shares are subject to outstanding, unexercised options, and 518,750 shares are available for issuance thereunder. Notwithstanding anything in the foregoing to the contrary, the exercise of options by any PMR option holder between the date of this Agreement and the Effective Time shall not cause a breach of this Section 3.2.

         3.3 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Each of PMR and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PMR and Merger Sub. This Agreement has been duly executed and delivered by each of PMR and Merger and constitutes the valid and binding obligation of PMR and Merger Sub enforceable against each of PMR and Merger Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of PMR or Merger Sub, as amended, (ii) any Law applicable to PMR, Merger Sub or their respective properties or assets or (iii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise, or license applicable to PMR, Merger Sub or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to PMR or Merger Sub in connection with the execution and delivery of this Agreement by PMR or Merger Sub or the consummation by PMR or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2,
(ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) the filing and effectiveness of a registration statement on Form S-4 with the SEC,
(iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under the HSR Act, (vi) the filing with The Nasdaq National Market (the "NASDAQ") of a Notification Form for Listing of Additional Shares with respect to the shares of PMR Common Stock issuable upon conversion of the PSI Capital Stock in the Merger and upon exercise of the options under the PSI Stock Plan assumed by PMR, (vii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of PMR Common Stock issuable pursuant to outstanding options under the PSI Stock Plan assumed by PMR and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on PMR and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

         3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. PMR has made available to PSI each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by PMR since April 30, 2001 (collectively, the "PMR SEC DOCUMENTS"). In addition, PMR has


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made available to PSI all exhibits to the PMR SEC Documents filed prior to the date hereof, and will promptly make available to PSI all exhibits to any additional PMR SEC Documents filed prior to the Effective Time. Except as set forth in any PMR SEC Document, as of their respective filing dates, the PMR SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the PMR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed PMR SEC Document. Except as set forth in any PMR SEC Document, the financial statements of PMR, including the notes thereto, included in the PMR SEC Documents (the "PMR FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The PMR Financial Statements fairly present the consolidated financial condition and operating results of PMR at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

         3.5 ABSENCE OF CERTAIN CHANGES. Since April 30, 2001 (the "PMR BALANCE SHEET DATE"), except as set forth in SCHEDULE 3.5 or as disclosed in the PMR SEC Documents or as contemplated by this Agreement, PMR and the PMR Subsidiaries conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred:

                  (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a PMR Material Adverse Effect;

                  (b) any discharge or satisfaction of any Encumbrance other than those then required to be discharged or satisfied prior to the Closing Date pursuant to the existing terms of any agreement between PMR or any of the PMR Subsidiaries and a party unaffiliated with PMR or any of the PMR Subsidiaries, or payment of any obligation or Liability, other than current Liabilities shown on the consolidated balance sheet of PMR as of January 31, 2002 (the "LATEST PMR BALANCE SHEET") included in the PMR Financial Statements and current Liabilities incurred in the ordinary course of business consistent with prior practice, or any cancellation, forgiveness or compromise by PMR or any of the PMR Subsidiaries of any debts or claims other than in the ordinary course of business or any waiver or release of any right of substantial value to PMR and the PMR Subsidiaries;

                  (c) except as expressly permitted by Section 4.4(b), any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of PMR or the PMR Subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of PMR or the PMR Subsidiaries;


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

                  (d) any stock split, reverse stock split, combination, reclassification or recapitalization of any capital stock of PMR or the PMR Subsidiaries, or any issuance of any other security in respect of or in exchange for, any shares of any capital stock of PMR or the PMR Subsidiaries;

                  (e) any issuance by PMR or the PMR Subsidiaries of any shares of their capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of such capital stock or debt security;

                  (f) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of PMR or the PMR Subsidiaries, except for inventory sold in the ordinary course of business;

                  (g) any termination or receipt by PMR or the PMR Subsidiaries of any notice of termination or non-renewal of any Contract between PMR or the PMR Subsidiaries and any other Person involving payments by or to PMR or any of the PMR Subsidiaries in excess of $100,000 in the aggregate;

                  (h) any write-down or write-up of the value of any asset of PMR or the PMR Subsidiaries, or, other than in the ordinary course of business, any write-off of any accounts receivable or notes receivable of PMR or the PMR Subsidiaries or any portion thereof in excess of $50,000 in the aggregate;

                  (i) any increase in or modification of compensation payable or to become payable to any officer, employee, consultant or agent of PMR or the PMR Subsidiaries, (other than (i) increases not more than 5% different from the aggregate compensation prior to the increase, or
         (ii) any severance benefit or bonus which is completely paid prior to the Effective Time), or the entering into of any employment contract with any officer or employee;

                  (j) any increase in or modification or acceleration of any benefits payable or to become payable under any pension, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, employee, consultant or agent of PMR or the PMR Subsidiaries;

                  (k) the making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or stockholder of PMR or the PMR Subsidiaries, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                  (l) any change in the accounting methods or practices followed by PMR or the PMR Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted;

                  (m) any material deterioration in the aging of PMR's or the PMR Subsidiaries' accounts payable or material acceleration in the aging of PMR's or the PMR Subsidiaries' accounts receivable or other change in PMR's or the PMR Subsidiaries' working capital management practices;


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

                  (n) any material change in the manner in which PMR or the PMR Subsidiaries extend discounts or credit to or otherwise deal with third party payors, patients or other customers;

                  (o) any termination of employment of any officer or key employee of PMR or the PMR Subsidiaries;

                  (p) except as contemplated hereby, any amendments or changes in PMR's or the PMR Subsidiaries' articles or certificate of incorporation or bylaws (or other governing documents);

                  (q) any labor disputes or any union organizing campaigns;

                  (r) the commencement of any litigation or other action by or against PMR or the PMR Subsidiaries; or

                  (s) any agreement, understanding, or authorization, whether in writing or otherwise, for PMR or the PMR Subsidiaries to take any of the actions specified in items (a) through (r) above.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 3.6, neither PMR nor any of the PMR Subsidiaries have any Liability, except for
(i) Liabilities reflected or reserved against in the consolidated balance sheet of PMR as of January 31, 2002, and (ii) Liabilities that have arisen since the date of the Latest PMR Balance Sheet in the ordinary course of business (none of which arise from any breach of Contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental and Safety Laws)). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest PMR Balance Sheet. Except as set forth in SCHEDULE 3.6, neither PMR nor any of the PMR Subsidiaries have, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to or required under any Environmental and Safety Laws. The reserves reflected on the Latest PMR Balance Sheet for Liabilities that were incurred but not reported are adequate to cover such Liabilities.

         3.7 LITIGATION. Except as set forth in SCHEDULE 3.7 of the PMR Disclosure Schedule, there is no Proceeding pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of PMR or any of the PMR Subsidiaries, threatened against PMR or any of the PMR Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against PMR or any of the PMR Subsidiaries, or, to the knowledge of PMR and the PMR Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a PMR Material Adverse Effect. SCHEDULE 3.7 of the PMR Disclosure Schedule also lists all litigation that PMR has pending against other parties.

         3.8 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in
SCHEDULE 3.8, there is no agreement, judgment, injunction, order or decree binding upon PMR or any of the PMR


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

Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of PMR or any of the PMR Subsidiaries, any acquisition of property by PMR or any of the PMR Subsidiaries or the conduct of business by PMR or any of the PMR Subsidiaries as currently conducted or as proposed to be conducted by PMR or any of the PMR Subsidiaries.

         3.9 GOVERNMENTAL AUTHORIZATION. PMR and each of the PMR Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which PMR or any of the PMR Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of PMR's or any of the PMR Subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "PMR AUTHORIZATIONS"), and all of such PMR Authorizations are in full force and effect, except where the failure to obtain or have any such PMR Authorizations could not reasonably be expected to have a PMR Material Adverse Effect.

         3.10 TITLE TO PROPERTY. PMR and the PMR Subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Latest PMR Balance Sheet or acquired after the PMR Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the PMR Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Latest PMR Balance Sheet. The plants, property and equipment of PMR and the PMR Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of PMR and the PMR Subsidiaries are reflected in the Latest PMR Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. SCHEDULE 3.10 identifies each parcel of real property owned or leased by PMR or any of the PMR Subsidiaries.

         3.11 INTELLECTUAL PROPERTY.

                  (a) PMR and the PMR Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all Intellectual Property that are used or proposed to be used in the business of PMR and the PMR Subsidiaries as currently conducted or as proposed to be conducted by PMR and the PMR Subsidiaries. Except as set forth in
         SCHEDULE 3.11, PMR has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property with any party.

                  (b) SCHEDULE 3.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, registered domain names, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration


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

         has been filed, (ii) all licenses, sublicenses and other agreements as to which PMR is a party and pursuant to which any person is authorized to use any Intellectual Property (other than computer software licenses used by PMR in the ordinary course of business), and (iii) all licenses, sublicenses and other agreements as to which PMR is a party and pursuant to which PMR is authorized to use any third party patents, trademarks or copyrights ("PMR THIRD PARTY INTELLECTUAL PROPERTY RIGHTS") which are incorporated in, are, or form a part of any PMR product.

                  (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of PMR or any of the PMR Subsidiaries, or any PMR Third Party Intellectual Property Rights, by any third party, including any employee or former employee of PMR or any of the PMR Subsidiaries. Neither PMR nor any of the PMR Subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

                  (d) PMR is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property or PMR Third Party Intellectual Property Rights.

                  (e) All patents, registered trademarks, service marks and copyrights held by PMR are valid and subsisting. PMR has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. The manufacturing, marketing, licensing or sale of PMR's products do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. PMR has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                  (f) PMR has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that PMR does not already own by operation of law.

                  (g) PMR has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright Confidential Information. All use, disclosure or appropriation of Confidential Information owned by PMR by or to a third party has been pursuant to the terms of a written agreement between PMR and such third party. All use, disclosure or appropriation of Confidential Information not owned by PMR has been pursuant to the terms of a written agreement between PMR and the owner of such Confidential Information, or is otherwise lawful.

                  (h) As of the date of this Agreement, except as set forth in
         SCHEDULE 3.11, there are no actions that must be taken by PMR or any PMR Subsidiary within sixty (60) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

         3.12 ENVIRONMENTAL MATTERS.

                  (a)      The following terms shall be defined as follows:

                           (i) "PMR PROPERTY" shall mean all real property leased or owned by PMR or the PMR Subsidiaries either currently or in the past.

                           (ii) "PMR FACILITIES" shall mean all buildings and
                  improvements on PMR Property.

                  (b) PMR represents and warrants as follows: (i) no methylene chloride is contained in or has been used at or released from the PMR Facilities by PMR or PMR Subsidiaries; (ii) all Hazardous Materials and wastes if disposed of by PSI or PSI Subsidiaries have been disposed of in accordance with all Environmental and Safety Laws; and (iii) PMR and the PMR Subsidiaries have received no notice (verbal or written) of any noncompliance of the PMR Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to a violation of any Environmental and Safety Laws; (v) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the PMR Property or PMR Facilities or any equipment on the PMR Property containing PCBs at levels in excess of 50 parts per million; (vi) PMR and the PMR Subsidiaries' uses and activities of the PMR Facilities have at all times complied with all Environmental and Safety Laws; and
         (vii) PMR and the PMR Subsidiaries have all the permits and licenses required to be issued under federal, state or local laws regarding Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits; neither PMR nor any PMR Subsidiary are a potentially responsible party under the federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date.

         3.13 TAX MATTERS.

                  (a) Except as set forth in SCHEDULE 3.13(a), PMR and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which PMR is or has been a member ("PMR TAX AFFILIATE"), for the years that it was a PMR TAX AFFILIATE of PMR:

                           (i) has timely paid or caused to be paid all Taxes
                  required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return) other than as fully reserved for in the PMR Financial Statements;

                           (ii) has filed or caused to be filed in a timely and
                  proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax

                  Returns are required to be filed, and all Tax Returns filed on behalf of PMR and each PMR Tax Affiliate were complete and correct in all material respects; and

                           (iii) has not requested or caused to be requested any
                  extension of time within which to file any Tax Return, which Tax Return has not since been filed if due.

                  (b) PMR has previously made available to PSI for review true, correct and complete copies of all Tax Returns filed by or on behalf of PMR through the Closing Date for the periods ending after December 31, 1994.

                  (c)      Except as set forth in SCHEDULE 3.13(c):

                           (i) neither PMR nor any PMR Tax Affiliate (for the
                  years that it was a PMR Tax Affiliate of PMR) has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of PMR or any PMR Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to PMR or any PMR Tax Affiliate (for the years that it was a PMR Tax Affiliate of PMR); no Tax Encumbrances have been filed against PMR or any PMR Tax Affiliate (for the years that it was a tax of PMR) except for Encumbrances for current Taxes not yet due and payable for which adequate reserves have been provided for in the Latest PMR Balance Sheet or the Latest Audited PMR Balance Sheet; no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against PMR or any PMR Tax Affiliate (for the years that it was a PMR Tax Affiliate of PMR);

                           (ii) full and adequate provision (at assumed tax
                  rates) has been made (A) on the Latest PMR Balance Sheet and the Latest Audited PMR Balance Sheet, and the Books and Records of PMR for all deferred Taxes not yet due and payable by PMR for all periods on or prior to the Closing Date, and
                  (B) on the Books and Records of PMR for all deferred Taxes payable by PMR for all periods beginning on or after the Latest Audited PMR Balance Sheet Date;

                           (iii) neither PMR nor any PMR Subsidiaries have
                  incurred any Liability for Taxes from and after the Latest Audited PMR Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                           (iv) PMR has not (A) made an election (or had an
                  election made on its behalf by another Person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a "personal holding company" within the meaning of
                  Section 542 of the Code;

                           (v) PMR and each PMR Tax Affiliate has complied with
                  all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) in all material respects;


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

                           (vi) neither PMR nor the PMR Subsidiaries have any
                  Liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either PMR or the PMR Subsidiaries have been bound have been terminated;

                           (vii) neither PMR nor the PMR Subsidiaries have
                  incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                                    (A) shall be non-deductible under, or would
                           otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

                                    (B) are or may be subject to the imposition
                           of an excise Tax under Section 4999 of the Code;

                           (viii) neither PMR nor the PMR Subsidiaries have
                  agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of such Persons;

                           (ix) no claim has been made within the last three
                  years by any taxing authority in a jurisdiction in which PMR and the PMR Subsidiaries do not file Tax Returns that PMR or the PMR Subsidiaries are or may be subject to taxation by that jurisdiction;

                           (x) the consummation of the transactions hereunder
                  will not trigger the realization or recognition of intercompany gain or income to PMR or the PMR Subsidiaries under the federal consolidated return regulations with respect to federal, state, or local taxes; and

                           (xi) PMR is not currently, nor has it been at any
                  time during the previous five years, a "U.S. real property holding corporation."

         3.14 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 3.14(a) lists, with respect to PMR, any PMR Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with PMR (a "PMR ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the ERISA, (ii) each loan to a non-officer employee in excess of $10,000, each loan to any officer or director and any stock option, stock purchase, phantom stock, stock right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans,


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

         programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of PMR and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of PMR of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of PMR (together, the "PMR EMPLOYEE PLANS").

                  (b) PMR has made available to PSI a copy of each of the PMR Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each PMR Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any PMR Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. PMR has also furnished PSI with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such PMR Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any PMR Employee Plan subject to Code
         Section 401(a). PMR has also furnished PSI with all registration statements and prospectuses prepared in connection with each PMR Employee Plan.

                  (c) Except as set forth on SCHEDULE 3.14(c), (i) None of the PMR Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under COBRA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any PMR Employee Plan, which could reasonably be expected to have, in the aggregate, a PMR Material Adverse Effect; (iii) each PMR Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a PMR Material Adverse Effect, and PMR and each PMR Subsidiary or PMR ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the PMR Employee Plans; (iv) neither PMR nor any PMR Subsidiary or PMR ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the PMR Employee Plans; (v) all material contributions required to be made by PMR or any PMR Subsidiary or PMR ERISA Affiliate to any PMR Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each PMR

         Employee Plan for the current plan years; (vi) with respect to each PMR Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no PMR Employee Plan is covered by, and neither PMR nor any PMR Subsidiary or PMR ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each PMR Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to PMR (other than ordinary administrative expenses typically incurred in a termination event). With respect to each PMR Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, PMR has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such PMR Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of PMR is threatened, against or with respect to any such PMR Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. Except as set forth on
         SCHEDULE 3.14(c), no payment or benefit which will or may be made by PMR to any employee of PMR or any PMR Subsidiary will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                  (d) With respect to each PMR Employee Plan, PMR and each of its United States PMR Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder except to the extent that such failure to comply would not, in the aggregate, have a PMR Material Adverse Effect, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a PMR Material Adverse Effect and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a PMR Material Adverse Effect.

                  (e) Except as set forth on SCHEDULE 3.14(e), there has been no amendment to, written interpretation or announcement (whether or not written) by PMR, any PMR Subsidiary or other PMR ERISA Affiliate relating to, or change in participation or coverage under, any PMR Employee Plan which would materially increase the expense of maintaining such PMR Employee Plan above the level of expense incurred with respect to that PMR Employee Plan for the most recent fiscal year included in PMR's financial statements.

                  (f) PMR does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (g) Neither PMR nor any PMR Subsidiary or other PMR ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
         Section 3(37) of ERISA.

                  (h) Each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "PMR BENEFIT PLANS") is listed in SCHEDULE 3.14(h) of the Disclosure Schedule. As regards each such PMR Benefit Plan, unless disclosed in
         SCHEDULE 3.14(h) of the PMR Disclosure Schedule (i) each of the PMR Benefit Plans is in material compliance with the provisions of the laws of each jurisdiction in which each such PMR Benefit Plan is maintained, to the extent those laws are applicable to the PMR Benefit Plans; (ii) all material contributions to, and material payments from, the PMR Benefit Plans which may have been required to be made in accordance with the terms of any such PMR Benefit Plan, and, when applicable, the law of the jurisdiction in which such PMR Benefit Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the PMR Benefit Plans, and all payments under the PMR Benefit Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the PMR Balance Sheet, or disclosed to PSI within fifteen (15) days following the date hereof in SCHEDULE 3.14(h) of the PMR Disclosure Schedule; (iii) PMR and the PMR Subsidiaries and PMR ERISA Affiliates have materially complied with all applicable reporting and notice requirements, and all of the PMR Benefit Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such PMR Benefit Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the PMR Benefit Plan; (iv) each of the PMR Benefit Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) to the knowledge of PMR, there are no pending investigations by any governmental body involving the PMR Benefit Plans, and no pending claims (except for claims for benefits payable in the normal operation of the PMR Benefit Plans), suits or proceedings against any PMR Benefit Plan or asserting any rights or claims to benefits under any PMR Benefit Plan; and (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any PMR Benefit Plan other than the triggering of payment to participants.

         3.15 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Except as set forth in
SCHEDULE 3.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of PMR or any of the PMR Subsidiaries, (ii) materially increase any benefits otherwise payable by PMR or (iii) result in the acceleration of the time of payment or vesting of any such benefits except as required under Code
Section 411(d)(3).

         3.16 EMPLOYEE MATTERS. PMR and each of the PMR Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. PMR has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. PMR is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on
SCHEDULE 3.16, there are no pending claims against PMR or any of the PMR Subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of PMR or any of the PMR Subsidiaries, threatened, between PMR or any of the PMR Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither PMR nor any of the PMR Subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does PMR nor any of the PMR Subsidiaries know of any activities or proceedings of any labor union or to organize any such employees. To PMR's knowledge, no employees of PMR or any of the PMR Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer relating to the right of any such employee to be employed by PMR or any of the PMR Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by PMR or to the use of trade secrets or proprietary information of others. No employees of PMR or any of the PMR Subsidiaries have given notice to PMR or any of the PMR Subsidiaries, nor is PMR otherwise aware, that any such employee intends to terminate his or her employment with PMR or any of the PMR Subsidiaries. Except as set forth in SCHEDULE 3.16, the employment of each of the employees of PMR and each of the PMR Subsidiaries is "at will" and PMR and each of the PMR Subsidiaries does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their employees.

         3.17 CONFLICTS OF INTEREST; RELATED PARTY TRANSACTIONS.

                  (a) None of PMR, the PMR Subsidiaries or any officer, employee, agent or other Person acting on behalf of PMR or the PMR Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any physician, psychologist, counselor, or other direct or indirect referral source, or any family member or agent of the foregoing, or official or employee of any Governmental Entity or other Person who was or is in a position to help or hinder the business of PMR or the PMR Subsidiaries (or assist in connection with any actual or proposed transaction) that (i) might subject PMR or the PMR Subsidiaries to any material damage or material penalty in any Proceeding before any agency, court or tribunal, foreign or domestic, (ii) if not given in the past, could have resulted in a PMR Material Adverse Effect, (iii) if not continued in the future, could result in a PMR Material Adverse Effect, or (iv) is in material violation of any Laws, including the federal illegal remuneration statute, 42 U.S.C. Section 1320a-76.

                  (b) Except as set forth in SCHEDULE 3.17(b), and except for compensation to regular employees of PMR or the PMR Subsidiaries, no current or former Affiliate of PMR, or the PMR Subsidiaries or any associate of such Person (as defined in Rule 12b-2 promulgated under the Exchange Act thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or agreement with PMR or any of the PMR Subsidiaries, or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of PMR or the PMR Subsidiaries (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than PMR or the PMR Subsidiaries which should properly accrue to PMR or the PMR Subsidiaries. Except as set forth in SCHEDULE 3.17(b), neither PMR nor the PMR Subsidiaries are a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates. Except as set forth in SCHEDULE 3.17(b), there are no intercompany loans or open account balances between PMR and the PMR Subsidiaries.

         3.18 INSURANCE. PMR and each of the PMR Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of PMR and the PMR Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and PMR and the PMR Subsidiaries are otherwise in compliance with the terms of such policies and bonds. PMR has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.19 COMPLIANCE WITH LAWS. Each of PMR and the PMR Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a PMR Material Adverse Effect.

         3.20 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the PMR Financial Statements, the accounts receivable reflected as current assets on the PMR Financial Statements represent bona fide claims against debtors for services rendered, sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the PMR Financial Statements was calculated in accordance with generally accepted accounting principles and in a manner consistent with prior periods.

         3.21 CUSTOMERS AND SUPPLIERS. No third party payor or customer which individually accounted for more than 1% of PMR's gross revenues during the 12-month period preceding the date hereof, and no hospital, health care provider or supplier of PMR, has canceled or otherwise terminated, or made any written threat to PMR to cancel or otherwise terminate its relationship with PMR, or has decreased materially its services or supplies to PMR in the case of any such hospital, health care provider or supplier, or its usage of the services or products of PMR in the case of such third party payor or customer, and to PMR's knowledge, no such hospital, health care provider, supplier, third party payor or customer intends to cancel or otherwise terminate its relationship with PMR or to decrease materially its services or supplies to PMR or its usage of the services or products of PMR, as the case may be. PMR has not knowingly breached, so as to provide a benefit to PMR that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any third party payor, customer, hospital, health care provider or supplier of PMR.

         3.22 MATERIAL CONTRACTS. Except for the contracts and agreements described in SCHEDULE 3.22 (collectively, the "PMR MATERIAL CONTRACTS"), neither PMR nor any PMR Subsidiary is a party to or bound by any material contract, including without limitation:

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $50,000 annually;

                  (c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                  (d) any contract for capital expenditures in excess of $50,000 in the aggregate;

                  (e) any contract limiting the freedom of PMR to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act or any confidentiality, secrecy or non-disclosure contract;

                  (f) any contract with any person with whom PMR does not deal at arm's length;

                  (g) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; provided, however, that PMR Material Contracts comprised of Management Services Contracts for which the program under PMR management no longer provides clinical services to patients and contracts related to Infoscriber are not required to be disclosed on SCHEDULE 3.22 (provided, however, that PMR will disclose the Infoscriber License Agreement with Conundrum Communication, Inc. on such schedule); or

                  (h) any contracts or commitments providing for payments based in any manner on the revenues or profits of the business of PMR or the PMR Subsidiaries.

         3.23 NO BREACH OF MATERIAL CONTRACTS. All PMR Material Contracts are in written form. PMR has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any PMR Material Contract. Each of the PMR Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to PMR or to PMR's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any PMR Material Contract. True, correct and complete copies of all PMR Material Contracts have been made available to PMR.

         3.24 THIRD PARTY CONSENTS. Except as set forth in SCHEDULE 3.24, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent, approval, order or authorization of any third party under the PMR Material Contracts.

         3.25 CERTAIN ADDITIONAL REGULATORY MATTERS.

                  (a) Except where such activities have not had and will not have a PMR Material Adverse Effect, neither PMR, the PMR Subsidiaries, nor any officer, director or managing employee of such Person (within the meaning of 42 U.S.C. (Section 1320a-5(b)) has engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon PMR or the PMR Subsidiaries or mandatory or permissive exclusion of such Persons from Medicare or Medicaid, under Sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, TRICARE, any other state or federal health care program, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which constitute violations of or deficiencies under the standards of any private accrediting organization from which PMR or any of the PMR Subsidiaries is accredited or seeks accreditation, including the following activities:

                           (i) making or causing to be made a false statement or
                  representation of a material fact in any application for any benefit or payment;

                           (ii) making or causing to be made any false statement
                  or representation of a material fact for use in determining rights to any benefit or payment;

                           (iii) presenting or causing to be presented a claim
                  for reimbursement under TRICARE, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (B) for an item or service where the person presenting knows or should know that the claim is false or fraudulent;

                           (iv) offering, paying, soliciting or receiving any
                  remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by TRICARE, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (B) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by TRICARE, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program;

                           (v) making or causing to be made or inducing or
                  seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) the conditions or operations of a facility in order that the facility may qualify for TRICARE, Medicare, Medicaid or any other State Health Care Program certification or any

                  Federal Health Care Program certification, or (B) information required to be provided under Section 1124(A) of the SSA (42 U.S.C. Section 1320a-3); or

                           (vi) failing substantially to provide medically
                  necessary items or services, if the failure adversely affects individuals covered by Medicare or Medicaid.

         3.26 MEDICARE/MEDICAID PARTICIPATION. Neither PMR, the PMR Subsidiaries, any officer, director, or managing employee (as defined in SSA
Section 1126(b) or any regulations promulgated thereunder): (x) have had a civil monetary penalty assessed against him, her or it under Section 1128A of the SSA or any regulations promulgated thereunder; (y) have been excluded from participation under the Medicare program or a State Health Care Program or Federal Health Care Program; or (z) have been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Sections 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

                           (i) criminal offenses relating to the delivery of an
                  item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

                           (ii) criminal offenses under federal or state law
                  relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                           (iii) criminal offenses under federal or state law
                  relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

                           (iv) federal or state laws relating to the
                  interference with or obstruction of any investigation into any criminal offense; or

                           (v) criminal offenses under federal or state law
                  relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

         3.27 MINUTE BOOKS. The minute books of PMR and the PMR Subsidiaries made available to PMR contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of PMR and the respective PMR Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         3.28 COMPLETE COPIES OF MATERIALS. PMR has delivered or made available true and complete copies of each document which has been requested by PMR or its counsel in connection with their legal and accounting review of PMR and the PMR Subsidiaries.

         3.29 BROKERS' AND FINDERS' FEES. Except as set forth in SCHEDULE 3.29, PMR has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.30 VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the PMR Common Stock outstanding on the record date set for the PMR Meeting is the only vote of the holders of any of PMR's Common Stock necessary to approve (i) an amendment to PMR's Certificate of Incorporation to increase in the number of shares of PMR Common Stock authorized to be issued by PMR, (ii) an amendment to PMR's Certificate of Incorporation to effectuate the Reverse Stock Split, and (iii) the issuance of PMR Common Stock pursuant to the Merger, and no other vote of the holders of PMR Common Stock is necessary to approve either this Agreement or the transactions contemplated hereby.

         3.31 PMR BOARD APPROVAL; MERGER SUB APPROVAL. The Board of Directors of PMR has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of PMR and (iii) recommended that the stockholders of PMR approve this Agreement and the Merger. The Board of Directors of Merger Sub has determined that the Merger is in the best interests of Merger Sub and its sole stockholder and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and PMR, as the sole stockholder of Merger Sub, has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement.

         3.32 STATE TAKEOVER STATUTES. The Boards of Directors of PMR and Merger Sub have approved this Agreement, the agreements entered into or proposed to be entered into as contemplated by this Agreement and the transactions contemplated hereby and thereby (including the Merger), and such approvals are sufficient to render inapplicable to such agreements and transactions the provisions of any "fair price," "moratorium," "control share," "interested shareholders," "affiliated transaction" or other anti-takeover statute or regulation and any applicable anti-takeover or other restrictive provisions of the Certificate of Incorporation, Bylaws or other governing documents of each of PMR and Merger Sub.

         3.33 REPRESENTATIONS COMPLETE. None of the representations or warranties made by PMR herein or in any Schedule hereto, including the PMR Disclosure Schedule, or certificate furnished by PMR pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF PSI.

                  (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, PSI agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by PMR, which consent will not unreasonably be withheld or delayed):

                           (i) to carry on its and the PSI Subsidiaries'
                  business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;



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


                           (ii) to pay and to cause the PSI Subsidiaries to pay
                  debts and Taxes when due subject to good faith disputes over such debts or Taxes;

                           (iii) to pay or perform other obligations when due;

                           (iv) to use all reasonable efforts, in good faith,
                  consistent with past practice and policies to preserve intact its and the PSI Subsidiaries' present business organizations, keep available the services of its and the PSI Subsidiaries' present officers and key employees and preserve its and the PSI Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or the PSI Subsidiaries, to the end that its and the PSI Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time; and

                           (v) to give all notices and other information
                  required to be given to the employees of PSI and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                  (b) PSI agrees to promptly notify PMR of any event or occurrence not in the ordinary course of its or the PSI Subsidiaries' business, and of any event which could reasonably be likely to have a PSI Material Adverse Effect.

         4.2 RESTRICTION ON CONDUCT OF BUSINESS OF PSI. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the PSI Disclosure Schedule and as expressly contemplated by this Agreement, PSI shall not do, cause or permit any of the following, or allow, cause or permit any of the PSI Subsidiaries to do, cause or permit any of the following, without the prior written consent of PMR, which consent will not be unreasonably withheld or delayed:

                  (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

                  (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with written agreements providing for the repurchase of shares in connection with any termination of service to it or the PSI Subsidiaries;

                  (c) STOCK OPTION PLANS, ETC. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or for other rights granted under any of such plans;

                  (d) MATERIAL CONTRACTS. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any PSI Material Contract; provided specifically that PSI shall not enter into any agreement or commitment for the purchase of products or supplies or the provision of services to PSI in an amount in excess of $50,000 in any one case or $100,000 in the aggregate, other than in connection with the acquisitions permitted by Section 4.2(e) and the transactions described in SCHEDULE 4.2(j);

                  (e) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and the PSI Subsidiaries' business taken as a whole, other than acquisitions or purchases having a purchase price equal or less than five (5) times the acquiree's trailing twelve (12) months' earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted for nonrecurring items. PSI shall notify PMR of any such permitted transactions within two (2) business days of any signed letters of intent.

                  (f) ISSUANCE OF SECURITIES. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                  (g) INTELLECTUAL PROPERTY. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                  (h) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (i) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' businesses, taken as a whole except for sales of products in the ordinary course;

                  (j) INDEBTEDNESS. Incur any indebtedness for borrowed money in excess of $50,000 or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than indebtedness described in SCHEDULE 4.2(j) provided that the indebtedness is incurred on substantially the same terms;

                  (k) LEASES. Enter into any operating lease in excess of $50,000;

                  (l) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of $50,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation

         (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the PSI Financial Statements;

                  (m) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                  (n) INSURANCE. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

                  (o) TERMINATION OR WAIVER. Terminate or waive any right of substantial value;

                  (p) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Adopt or amend any employee benefit or stock purchase or option plan, except as required under ERISA or except as necessary to maintain the qualified status of such plan under the Code; hire any new director level or officer level employee; pay any special bonus or special remuneration to any employee or director, except payments made pursuant to written agreements outstanding on the date hereof; or increase the salaries or wage rates of its employees (other than normal increases based on continued service consistent with historical practices);

                  (q) SEVERANCE ARRANGEMENTS. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

                  (r) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with PMR prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                  (s) TAXES. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (t) REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                  (u) OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.4(a) through 4.4(s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         4.3 CONDUCT OF BUSINESS OF PMR.

                  (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, PMR agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by PSI, which consent will not unreasonably be withheld or delayed):

                           (i) to carry on its and the PMR Subsidiaries'
                  business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                           (ii) to pay and to cause the PMR Subsidiaries to pay
                  debts and Taxes when due subject (A) to good faith disputes over such debts or Taxes and (B) to PSI's consent to the filing of material Tax Returns (which consent shall not be unreasonably withheld or delayed);

                           (iii) to pay or perform other obligations when due;

                           (iv) to use all reasonable efforts, in good faith,
                  consistent with past practice and policies to preserve intact its and the PMR Subsidiaries' present business organizations, keep available the services of its and the PMR Subsidiaries' present officers and key employees and preserve its and the PMR Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or the PMR Subsidiaries, to the end that its and the PMR Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                           (v) to give all notices and other information
                  required to be given to the employees of PMR and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement; and

                           (vi) to continue to pay and to cause the PMR
                  Subsidiaries to pay current liabilities in the ordinary course of business and consistent with past practices such that the consolidated current liabilities of PMR and the PMR Subsidiaries at the Effective Time shall not exceed the total Current Liabilities reflected on the Latest PMR Balance Sheet by more than one percent (1%).

                  (b) PMR agrees to promptly notify PSI of any event or occurrence not in the ordinary course of its or the PMR Subsidiaries' business, and of any event which could have a PMR Material Adverse Effect.

         4.4 RESTRICTION ON CONDUCT OF BUSINESS OF PMR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the PMR Disclosure Schedule and as expressly contemplated by this Agreement, PMR shall not do, cause or permit any of the following, or allow, cause or permit any of the PMR Subsidiaries to do, cause or permit any of the following, without the prior written consent of PSI, which consent will not unreasonably be withheld or delayed:

                  (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Bylaws, except as necessary to (i) increase the authorized number of shares of PMR Common Stock to facilitate the issuance of PMR Common Stock pursuant to the Merger, or
         (ii) effectuate the Reverse Stock Split;

                  (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with written agreements providing for the repurchase of shares in connection with any termination of service to it or the PMR Subsidiaries; PROVIDED, however, that notwithstanding the foregoing, (i) PMR shall be entitled to declare and pay cash dividends in respect of PMR Common Stock, on one or more occasions, if with respect to any such dividend, after giving pro forma effect to the declaration and payment of any such dividend the aggregate amount of Cash Equivalents (as defined in Section 8.3) of PMR at Closing would not be less than $5.05 million, and (ii) PMR shall be entitled to declare and make a distribution in respect of PMR Common Stock of contingent value rights having the term specified in the form of Contingent Value Rights Agreement attached to this Agreement as EXHIBIT D (the "CONTINGENT VALUE RIGHTS");

                  (c) STOCK OPTION PLANS, ETC. Except as set forth in
         SCHEDULE 4.4(c), accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                  (d) MATERIAL CONTRACTS. Except as set forth on SCHEDULE 4.4(d), enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts; provided however, that PMR shall not enter into any agreement or commitment for the purchase of products or supplies or the provision of services in an amount in excess of $50,000 in any one case or $100,000 in the aggregate;

                  (e) ISSUANCE OF SECURITIES. Except as set forth in SCHEDULE 4.4(e), issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                  (f) INTELLECTUAL PROPERTY. Except as set forth in
         SCHEDULE 4.4(f), transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                  (g) EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (h) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to PMR's and the PMR Subsidiaries' businesses, taken as a whole except for sales of assets relating to PMR's management and administration functions at PMR's corporate headquarters;

                  (i) INDEBTEDNESS. Incur any indebtedness for borrowed money in excess of $20,000 or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (j) LEASES. Enter into any operating lease in excess of $20,000;

                  (k) CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements having a cost in excess of $20,000;

                  (l) INSURANCE. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

                  (m) TERMINATION OR WAIVER. Except in connection with the settlement of the Legacy Receivables (as defined in the Contingent Value Rights Agreement), terminate or waive any right of substantial value;

                  (n) EMPLOYEE BENEFIT PLANS; NEW HIRES; PAY INCREASES. Except as set forth in SCHEDULE 4.4(n), adopt or amend any employee benefit or stock purchase or option plan, except as required under ERISA or except as necessary to maintain the qualified status of such plan under the Code, or hire any new director level or officer level employee, or increase the salaries or wage rates of its employees, except for any salary or wage increase made pursuant to PMR's customary practice of annual review of salary and wage levels provided that any such salary or wage increases to not increase the aggregate employee compensation expense, on an annualized basis, by more than 5% from the aggregate employee compensation expense immediately prior to any such increase;

                  (o) SEVERANCE ARRANGEMENTS. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except, in both instances, payments made before the Effective Time;

                  (p) LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with PSI prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                  (q) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and the PMR Subsidiaries' business, taken as a whole;

                  (r) TAXES. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except for the settlement of any claim or assessment in an amount not to exceed the amount reserved for such claim or assessment in the Latest PMR Balance Sheet), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (s) REVALUATION. Revalue any of its assets except for any revaluation relating to writing off notes or accounts receivable reserved for in the Latest PMR Balance Sheet; or

                  (t) OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.4(a) through 4.4(s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 RULE 145 AFFILIATES. SCHEDULE 5.1 sets forth those persons who may be deemed affiliates ("AFFILIATES") of PSI within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145"). PSI shall provide PMR such information and documents as PMR shall reasonably request for purposes of reviewing such list. PSI shall use its best efforts to deliver or cause to be delivered to PMR on or prior to the Effective Time a duly executed affiliates letter in the form of EXHIBIT C attached hereto for each such "affiliate" of PSI. PMR shall be entitled to place appropriate legends on the certificates evidencing any PMR Common Stock to be received by such affiliates pursuant to the terms of this Agreement and to issue appropriate stock transfer instructions to the transfer agent for PMR Common Stock.

         5.2 REGISTRATION STATEMENT; PROXY STATEMENT.

                  (a) As promptly as practicable after the execution of this Agreement, (i) PMR and PSI shall prepare, and PMR shall file with the SEC, a joint proxy statement relating to the meeting of PSI's stockholders and PMR's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) PMR shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus in connection with the registration under the Securities Act of the shares of PMR Common Stock to be issued to the stockholders of PSI pursuant to the Merger. Each of PMR and PSI will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, PMR shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of PMR Common Stock in the Merger. Each of PMR and PSI shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of PMR and PSI shall mail the Proxy Statement to its respective stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy materials and, if required in connection therewith, resolicit proxies. The Proxy Statement shall include the recommendation of the Board of Directors of each of PMR and PSI in favor of the Merger, except as otherwise provided in Section 5.5(b) or Section 5.7(b).

                  No amendment or supplement to the Proxy Statement or the Registration Statement will be made by PMR or PSI without the approval of the other party (which approval shall not be unreasonably withheld or delayed). PMR and PSI each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the PMR Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (b) The information supplied by PMR for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of PMR and PSI, (iii) the time of each of the Stockholders' Meetings (as defined in Section 5.3), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to PMR or any of its Subsidiaries, or their respective officers or directors, should be discovered by PMR which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, PMR shall promptly inform PSI and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of PMR and PSI. All documents that PMR is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  (c) The information supplied by PSI for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of PSI and PMR, (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to PSI or any PSI Subsidiary, or their respective officers or directors, should be discovered by PSI which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, PSI shall promptly inform PMR and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of PMR and PSI. All documents that PSI is responsible for providing to PMR for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         5.3 STOCKHOLDERS' MEETINGS. PSI shall collect proxies and/or call and hold a meeting of its stockholders (together, the "PSI MEETING") and PMR shall call and hold a meeting of its stockholders (the "PMR Meeting" and, together with PSI Meeting, the "STOCKHOLDERS' MEETINGS") as promptly as practicable for the purpose of obtaining the PSI Stockholder Approval (as defined in Section 6.1), the PMR Stockholder Approval (as defined in Section 6.1) and approval of an amendment to PMR's Certificate of Incorporation to provide for a "reverse stock split" pursuant to which each outstanding share of PMR Common Stock would be converted into one-half of a share of PMR Common Stock (the "REVERSE STOCK SPLIT"), and PMR and PSI shall use their best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

         5.4 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which PSI or PMR or any of their respective Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, PSI and PMR shall (and shall cause their respective Subsidiaries to): (i) provide to the other party (and the other party's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access, at reasonable times upon prior notice, to its and its Subsidiaries' officers, employees, agents, properties, offices, facilities, books and records and (ii) furnish promptly such information concerning its and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated as of July 26, 2001, between PSI and PMR (the "CONFIDENTIALITY AGREEMENT") with respect to the information disclosed pursuant to this Section 5.4.

         5.5 NO SOLICITATION BY PSI.

                  (a) PSI shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its

         Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any PSI Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any PSI Takeover Proposal; PROVIDED, however, that if the Board of Directors of PSI determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to PSI's stockholders under applicable law, PSI may, in response to a PSI Superior Proposal (as defined in Section 5.5(b)) which was not solicited by it or which did not otherwise result from a breach of this
         Section 5.5(a), and subject to providing prior written notice of its decision to take such action to PMR (the "PSI NOTICE") and compliance with Section 5.5(c), for a period of five business days following delivery of the PSI Notice (x) furnish information with respect to PSI and its Subsidiaries to any person making a PSI Superior Proposal pursuant to a customary confidentiality agreement (as determined by PSI after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such PSI Superior Proposal. For purposes of this Agreement, a "PSI TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of PSI and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of PSI or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of PSI or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PSI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 5.5, neither the Board of Directors of PSI nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to PMR, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any PSI Takeover Proposal, or (iii) cause PSI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "PSI ACQUISITION AGREEMENT") related to any PSI Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of PSI determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of PSI Capital Stock will not be obtained due to the existence of a PSI Superior Proposal, the Board of Directors of PSI may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause PSI to enter into any PSI Acquisition Agreement with respect to any PSI Superior Proposal), but only at a time that is after the fifth business day following PMR' receipt of written notice advising PMR that the Board of Directors of PSI is prepared to accept a PSI Superior Proposal, specifying the material terms and conditions of such PSI Superior Proposal and identifying the person making such PSI Superior Proposal. For purposes of this Agreement, a "PSI SUPERIOR PROPOSAL" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50%



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         of the combined voting power of the shares of PSI Capital Stock then outstanding or all or substantially all the assets of PSI, (ii) that is otherwise on terms which the Board of Directors of PSI determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to PSI's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of PSI, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of PSI, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

                  (c) In addition to the obligations of PSI set forth in paragraphs (a) and (b) of this Section 5.5, PSI shall immediately advise PMR orally and in writing of any request for nonpublic information or of any PSI Takeover Proposal, including the material terms and conditions of such request or PSI Takeover Proposal and the identity of the person making such request or PSI Takeover Proposal. PSI will keep PMR reasonably informed on as prompt a basis as is practicable of the status and details of any such PSI Takeover Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. PSI agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it (or its Subsidiaries) is a party. PSI shall use commercially reasonable efforts to ensure that the officers, directors and employees of PSI and its Subsidiaries and any investment banking firm or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this Section 5.5.

                  (d) Nothing contained in this Section 5.5 shall prohibit PSI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to PSI's stockholders if, in the good faith judgment of the Board of Directors of PSI, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

                  (e) PSI will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any PSI Takeover Proposal, provided, however, that nothing in this Section 5.5(e) shall limit or restrict PSI's ability to take any actions otherwise permitted by subparagraphs (a) through (d) of Section 5.5.

         5.6 NO SOLICITATION BY PMR.

                  (a) PMR shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any PMR Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any PMR Takeover Proposal; PROVIDED, however, that if the Board



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         of Directors of PMR determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to PMR' stockholders under applicable law, PMR may, in response to a PMR Superior Proposal (as defined in Section 5.6(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 5.6(a), and subject to providing prior written notice of its decision to take such action to PSI (the "PMR NOTICE") and compliance with Section 5.6(c), for a period of five business days following delivery of the PMR Notice (x) furnish information with respect to PMR and its Subsidiaries to any person making a PMR Superior Proposal pursuant to a customary confidentiality agreement (as determined by PMR after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such PMR Superior Proposal. For purposes of this Agreement, "PMR TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of PMR and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of PMR or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of PMR or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving PMR or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 5.6, neither the Board of Directors of PMR nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to PSI, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of PMR Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any PMR Takeover Proposal, or (iii) cause PMR to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "PMR ACQUISITION AGREEMENT") related to any PMR Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of PMR determines in good faith that there is a substantial probability that the PMR Stockholder Approval will not be obtained due to the existence of a PMR Superior Proposal, the Board of Directors of PMR may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause PMR to enter into any PMR Acquisition Agreement with respect to any PMR Superior Proposal), but only at a time that is after the fifth business day following PSI's receipt of written notice advising PSI that the Board of Directors of PMR is prepared to accept a PMR Superior Proposal, specifying the material terms and conditions of such PMR Superior Proposal and identifying the person making such PMR Superior Proposal. For purposes of this Agreement, a "PMR SUPERIOR PROPOSAL" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of PMR Common Stock then outstanding or all or substantially all of the assets of PMR, (ii) that is otherwise on terms which the Board of Directors of PMR determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to PMR' stockholders than the



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         Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of PMR, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of PMR, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

                  (c) In addition to the obligations of PMR set forth in paragraphs (a) and (b) of this Section 5.6, PMR shall immediately advise PSI orally and in writing of any request for nonpublic information or of any PMR Takeover Proposal, the material terms and conditions of such request or PMR Takeover Proposal and the identity of the person making such request or PMR Takeover Proposal, forwarding a copy of any written communications relating thereto. PMR will keep PSI reasonably informed on as prompt a basis as is practicable of the status and details of any such PMR Takeover Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. PMR agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it (or its Subsidiaries) is a party. PMR shall use commercially reasonable efforts to ensure that the officers, directors and employees of PMR and its Subsidiaries and any investment banking firm or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this Section 5.6.

                  (d) Nothing contained in this Section 5.6 shall prohibit PMR from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to PMR' stockholders if, in the good faith judgment of the Board of Directors of PMR, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

                  (e) PMR will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any PMR Takeover Proposal, provided, however, that nothing in this Section 5.6(e) shall limit or restrict PMR's ability to take any action otherwise permitted by subparagraphs (a) through (d) of Section 5.6.

         5.7 BEST EFFORTS.

                  (a) APPROPRIATE ACTIONS.

                           (i) Subject to the provisions of Sections 5.5 and 5.6
                  regarding superior proposals, PSI and PMR shall use their reasonable best efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by PMR or PSI or any of their Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution



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                  and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (y) the HSR Act and (z) any other applicable Law; PROVIDED that PMR and PSI shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. PSI and PMR shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. PSI and PMR shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of PSI and PMR to consummate the transactions contemplated by this Agreement.

                           (ii) Each of the parties hereto agrees, and shall
                  cause each of its respective Subsidiaries to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for completion of the transactions (including compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement. Each of the parties hereto also agrees to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the Merger: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; and entering into and performing agreements or submitting to judicial or administrative orders. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.



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                  (b) THIRD PARTY CONSENTS; MINIMIZE ADVERSE EFFECTS.

                           (i) PSI and PMR shall give (or shall cause their
                  respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the PSI Disclosure Schedule or the PMR Disclosure Schedule, as the case may be, or (C) required to prevent a PSI Material Adverse Effect or a PMR Material Adverse Effect from occurring prior to or after the Effective Time.

                           (ii) In the event that either party shall fail to
                  obtain any third party consent described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon PSI and PMR, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (c) NOTICES. From the date of this Agreement until the Effective Time, PSI and PMR shall each promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of PSI Capital Stock into PMR Common Stock, or the issuance of PMR stock to PSI's Stockholders, pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of PMR or the PMR Subsidiaries to own or operate all or any portion of the businesses or assets of PSI or the PSI Subsidiaries, which in either case is reasonably likely to have a PSI Material Adverse Effect prior to or after the Effective Time, or a PMR Material Adverse Effect after the Effective Time.

         5.8 STOCK OPTIONS AND OTHER STOCK AWARDS; EMPLOYEE BENEFIT PLANS.

                  (a) Prior to the Effective Time, PSI and PMR shall take such action as may be necessary to cause each PSI Option under the PSI Stock Plan, copies of which (as amended through the date hereof) have heretofore been made available to PMR by PSI, to be automatically converted at the Effective Time into an option (a "PMR OPTION") to purchase a number of shares of PMR Common Stock equal to the number of shares of PSI Common Stock that could have been purchased under such PSI Option multiplied by the common stock exchange ratio in Section 1.7(b)(i) (rounded to the nearest whole number of shares of PMR Common Stock), at a price per share of PMR Common Stock equal to the per-share option exercise price specified in such PSI Option divided by the common stock exchange ratio in Section 1.7(b)(i) (rounded down to the nearest whole cent); PROVIDED, however, that with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code shall be affected in a manner that is consistent with the requirements of
         Section 424(a) of the Code. Pursuant to the terms of the PSI Stock Plan, each such option shall be subject to the same terms and conditions as the related PSI Option. The date of grant of the substituted PMR Option shall be the date on which the corresponding PSI Option



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         was granted. As promptly as practicable after the Effective Time, PMR shall issue to each holder of an outstanding PSI Option a document evidencing the foregoing assumption by PMR. In addition, PMR shall take all necessary actions to amend the PMR Stock Plan to authorize the issuance of a sufficient number of shares of PMR Common Stock to cover the PMR Options to be granted pursuant to the Merger. As soon as practicable after the Effective Time, to the extent necessary to provide for registration of shares of PMR Common Stock subject to such substituted PMR Options, PMR shall file a registration statement on Form S-8 (or any successor form) with respect to such shares of PMR Common Stock and shall use its best efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus or prospectuses, for so long as such options remain outstanding. The conversion feature contained in the Convertible Notes shall be adjusted to account for the Merger based upon the provisions contained in the Convertible Notes.

                  (b) From and after the Effective Time, all employee benefit plans of PMR (the "PMR EMPLOYEE PLANS") and the PSI Employee Plans in effect as of the Effective Time shall, subject to applicable law, the terms of this Agreement and the terms of such plans, remain in effect with respect to the employees of PMR or PSI (or their respective Subsidiaries), as the case may be, until such time as PMR shall amend its, or adopt new, employee benefit plans and arrangements with respect to employees of the Surviving Corporation and its Subsidiaries (the "REPLACEMENT PLANS"). From and after the Effective Time, subject to the terms and conditions of the Replacement Plans PMR shall, and shall cause its Subsidiaries to, honor in accordance with their terms all PMR Employee Plans and PSI Employee Plans, respectively, as amended as permitted hereunder, and all other contracts, arrangements and commitments that apply to current or former employees or directors of PMR, PSI or their respective Subsidiaries.

                  (c) Prior to the Effective Time, a committee (consisting of the Chief Executive Officer of PSI and the Chief Executive Officer of PMR and an equal number of representatives from PSI and PMR as they shall appoint) shall be formed to conduct a review of PMR's and PSI's respective employee benefit and compensation plans and programs in order to coordinate the provision of benefits and compensation to the employees of PMR and its Subsidiaries after the Effective Time and to eliminate duplicative benefits, including, without limitation, through the establishment of the Replacement Plans. The Replacement Plans shall, in all material respects, (i) treat similarly situated employees of PMR and PSI and their respective Subsidiaries on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) not discriminate between employees who were covered by the PMR Employee Plans, on the one hand, and those covered by the PSI Employee Plans, on the other, at the Effective Time. Notwithstanding the foregoing, the employee benefit plans and arrangements maintained for current and former employees of PMR, PSI and their respective Subsidiaries following the Effective Time shall provide, until any applicable Replacement Plan has been implemented (or, if earlier, through the first anniversary of the Effective Time), a level of compensation and benefits that is substantially comparable in the aggregate to that provided under the PMR Employee Plans or the PSI Employee Plans, as the case may be, as in effect immediately prior to the date of this Agreement;



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         PROVIDED, however, that changes may be made to such plans to the extent necessary to comply with applicable law.

                  (d) Employees of PMR, PSI and their respective Subsidiaries shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with PMR, PSI or any of their respective Subsidiaries, as the case may be; PROVIDED, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

         5.9 UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of PSI or PMR, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         5.10 PUBLIC ANNOUNCEMENTS. PMR and PSI shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the Nasdaq.

         5.11 NASDAQ LISTING. PMR shall promptly prepare and submit to the Nasdaq a listing application covering the shares of PMR Common Stock to be issued in the Merger, and shall use all reasonable efforts to cause such shares to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

         5.12 INDEMNIFICATION OF PSI AND PMR DIRECTORS AND OFFICERS.

                  (a) PMR and the Surviving Corporation agree that the indemnification obligations set forth in PSI's Certificate of Incorporation and PSI's Bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, PMR shall cause the Certificate of Incorporation and Bylaws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of PSI or its Subsidiaries.

                  (b) PSI shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, PMR and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former



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         director, officer, trustee, fiduciary, employee or agent of PSI and each PSI Subsidiary and each such person who served at the request of PSI or any PSI Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "PSI INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) PSI or PMR and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any PSI Indemnified Party, which counsel shall be reasonably satisfactory to PSI or to PMR and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) PSI and PMR and the Surviving Corporation shall cooperate in the defense of any such matter.

                  (c) For six years from the Effective Time, the Surviving Corporation shall use its best efforts to provide to PSI's current directors and officers liability insurance protection of the same kind and scope as that provided by PSI's directors' and officers' liability insurance policies (copies of which have been made available to PMR) immediately prior to the Effective Time; PROVIDED, however, that in no event shall the Surviving Corporation be required to expend more than 200% of the current amount expended by PSI (the "PSI INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further provided that if PMR is unable to maintain or obtain the insurance called for by this Section 5.12(c), PMR shall use its best efforts to obtain as much comparable insurance as available for the PSI Insurance Amount.

                  (d) For six years from the Effective Time, the Surviving Corporation shall use its best efforts to provide to PMR's current directors and officers liability insurance protection of the same kind and scope as that provided by PMR's directors' and officers' liability insurance policies (copies of which have been made available to PSI) immediately prior to the Effective Time; PROVIDED, however, that in no event shall the Surviving Corporation be required to expend more than 200% of the current amount expended by PMR (the "PMR INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 5.12(c), the Surviving Corporation shall use its best efforts to obtain as much comparable insurance as available for the PMR Insurance Amount.

                  (e) In the event PMR or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of PMR, as the case may be, honor the indemnification obligations set forth in this Section 5.12.



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                  (f) The obligations of PSI, PMR and the Surviving Corporation under this Section 5.12 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 5.12 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section 5.12 applies shall be third party beneficiaries of this Section 5.12).

         5.13 PLAN OF REORGANIZATION. The Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, PMR nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

         5.14 HEADQUARTERS; NAME. As promptly as reasonably practicable after the Effective Time, PMR and PSI shall take all action necessary such that their combined headquarters shall be located at Nashville, Tennessee. Effective as of the Effective Time, PMR shall amend its Certificate of Incorporation such that its name shall be changed to Psychiatric Solutions, Inc.

         5.15 OBLIGATIONS OF MERGER SUB. PMR shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         5.16 FINANCIAL STATEMENTS. PSI shall use its best efforts to cause to be prepared all financial statement information relating to PSI and the PSI Subsidiaries (including their predecessors) as is required to be included in the Registration Statement pursuant to Article 3-05 of Regulation S-X promulgated under the Securities Act.

         5.17 APPRAISAL RIGHTS. PSI shall use its reasonable best efforts to ensure that the condition set forth in Section 6.3(j) is satisfied. If (i) a PSI Takeover Proposal shall have been announced or otherwise publicly disclosed (or disclosed to the PSI stockholders generally) and (ii) the Merger is not consummated because of a failure of the condition set forth in Section 6.3(j) to be satisfied, then PSI shall pay PMR the PMR Termination Fee and the PMR Out-of-Pocket Expenses in immediately available funds promptly upon PSI's receipt of a written demand therefor from PMR.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:



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                  (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The
         Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of PMR or PSI, threatened by the SEC.

                  (b) PSI STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the PSI stockholders ("PSI STOCKHOLDER APPROVAL"). Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 2806 of the Code shall have been approved by such number of stockholders of PSI as is required by the terms of Section 280G(b)(5)(B) and shall be obtained in a manner which satisfies all applicable requirements of such Code Section 280(G)(b)(5)
         (B) and the proposed Treasury Regulations thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

                  (c) PMR STOCKHOLDER APPROVAL. This Agreement, the Merger and an amendment to PMR's Certificate of Incorporation authorizing a sufficient number of additional shares of PMR Common Stock to provide for the issuance of the Merger Consideration shall have been approved and adopted by the requisite vote of the PMR stockholders ("PMR STOCKHOLDER APPROVAL").

                  (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted.

                  (e) BLUE SKY FILINGS. There shall have been obtained any and all material permits, approvals and consents of securities or "blue sky" authorities of any jurisdiction that are necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would be reasonably likely to have, individually or in the aggregate, a PMR Material Adverse Effect or a PSI Material Adverse Effect.

                  (f) NASDAQ. The shares of PMR Common Stock issuable to PSI's shareholders pursuant to the Merger shall have been approved for trading on either the Nasdaq National Market or Nasdaq SmallCap Market, subject to official notice of issuance.

                  (g) ADDITIONAL GOVERNMENTAL APPROVALS. PMR and PSI and their respective Subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such additional



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         approvals, waivers and consents as may be required under the Securities
         Act, under state Blue Sky laws, and under the HSR Act.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PSI. The obligations of PSI to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by PSI:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as disclosed in the PMR Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of PMR in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the date of this Agreement and on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) PMR shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) CERTIFICATE OF PMR. PSI shall have been provided with a certificate executed on behalf of PMR by an executive officer of PMR to the effect set forth in Section 6.2(a).

                  (c) THIRD PARTY CONSENTS. PSI shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the PMR Material Contracts set forth in SCHEDULE 3.24 hereto.

                  (d) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting PMR's conduct or operation of the business of PSI and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (e) LEGAL OPINION. PSI shall have received a legal opinion from PMR's legal counsel in substantially the form of EXHIBIT E.

                  (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any PMR Material Adverse Effect; PMR shall not have received any notice of termination or non-renewal with respect to any contract accounting for ten percent (10%) or more of PMR's annual revenues.

                  (g) RESIGNATION OF DIRECTORS AND OFFICERS. The directors and officers of PMR set forth in SCHEDULE 6.2(g) shall have resigned as directors and officers, as applicable, of PMR effective as of the Effective Time.



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                  (h) TAX OPINION. PSI shall have received the written opinion of independent accountants in form and substance reasonably satisfactory to it, and dated on or about the Closing Date to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) each of PMR and PSI are parties to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by PMR, PSI or PSI shareholders (except to the extent of any cash received) as a result of the Merger, and such opinions shall not have been withdrawn. In rendering such opinion, the opining party shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of PMR and PSI.

                  (i) CERTIFICATE OF GOOD STANDING. PMR shall have provided PSI a certificate from the Secretary of State of Delaware (or other state of formation, as applicable), dated as of a date within ten (10) days prior to the Closing Date, as to the good standing of and payment of all applicable taxes by PMR and each of the PMR Subsidiaries.

                  (j) CONSENT OF SENIOR LENDER. PSI shall have received, in form and substance reasonably satisfactory to PSI, the consent of PSI's senior lender with regard to the Merger and the transactions contemplated by this Agreement, which consent shall contain either amendments to covenants in PSI's credit agreement with such lender or waivers thereof to enable PSI not to be in default under such covenants at the Effective Time.

                  (k) PARENT CASH EQUIVALENTS. PMR will have on hand at the Effective Time no less than $5.05 million in Cash Equivalents, and PSI shall be reasonably satisfied that payments of all severance resulting from the Merger, PMR's transaction costs shall have been made, or provided for, without any effect on such $5.05 million in Cash Equivalents.

                  (l) PARENT EMPLOYEE NON-COMPETITION AGREEMENTS. The employees of PMR set forth in Schedule 6.2(l) shall have entered into a Non-Competition Agreement in the form attached as EXHIBIT I.

                  (m) FAIRNESS OPINION. PSI shall have received a written opinion from its financial advisor, in form and substance reasonably satisfactory to it, that subject to factors and assumptions set forth in such opinion, the consideration and exchange ratio to be paid in the Merger is fair from a financial point of view to the holders of PSI Capital Stock.

                  (n) ACCOUNTS RECEIVABLE CREDIT BALANCES. PMR shall have settled the accounts receivable credit balances set forth on SCHEDULE 6.2(n).

                  (o) SATISFACTION OF CERTAIN PMR CONTRACTUAL OBLIGATIONS. PMR shall have satisfied, or made financial arrangements for the satisfaction of, certain contractual obligations to third parties described on SCHEDULE 6.2(o).

                  (p) ALLEN TEPPER NON-COMPETE. Allen Tepper shall have entered into a non-competition agreement with PMR restricting his ability to compete with the Tennessee Mental Health Cooperative for a period of one year following the Effective Time.



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         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PMR. The obligations of
PMR to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
PMR:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as disclosed in the PSI Disclosure Schedule dated the date of this Agreement (i) the representations and warranties of PSI in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the date of this Agreement and on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) PSI shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) CERTIFICATE OF PSI. PMR shall have been provided with a certificate executed on behalf of PSI by its President to the effect set forth in Section 6.3(a).

                  (c) THIRD PARTY CONSENTS. PMR shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the PSI Material Contracts set forth in SCHEDULE 2.24 hereto.

                  (d) INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting PMR's conduct or operation of the business of PSI and its Subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (e) LEGAL OPINION. PMR shall have received a legal opinion (pursuant to the American Bar Association Legal Opinion Accord) from PSI's legal counsel in substantially the form of EXHIBIT F.

                  (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any PSI Material Adverse Effect; PSI shall not have received any notice of termination or non-renewal with respect to any contract accounting for ten percent (10%) or more of PSI's annual revenues.

                  (g) TAX CERTIFICATES. PSI shall, prior to the Closing Date, provide PMR with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT G attached hereto, which states that shares of capital stock of PSI do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying PMR's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, PSI shall have provided to PMR, as agent for PSI, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and



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         substantially in the form of EXHIBIT H attached hereto along with written authorization for PMR to deliver such notice form to the Internal Revenue Service on behalf of PSI upon the Closing of the Merger.

                  (h) PSI EMPLOYEE NON-COMPETITION AGREEMENTS. The employees of PSI set forth in SCHEDULE 6.3(h) shall have accepted employment with PMR and shall have entered into a Non-Competition Agreement in the form attached hereto as EXHIBIT I.

                  (i) DISTRIBUTION OF CONTINGENT VALUE RIGHTS. There shall not exist any legal or regulatory constraint or prohibition that would prevent PMR from making the distribution of Contingent Value Rights to its stockholders.

                  (j) DISSENTERS' RIGHTS. Not more than 10% of the shares of PSI Capital Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

                  (k) CERTIFICATES OF GOOD STANDING. PSI shall have provided PMR a certificate from the Secretary of State of Delaware, dated as of a date within 10 days prior to the Closing Date, as to PSI's good standing and payment of all applicable taxes.

                  (l) WARRANTS EXERCISED/CANCELED PRIOR TO CLOSING. PSI shall have provided evidence of the exercise of the Exercised Warrants and the cancellation of the Canceled Warrants.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION This Agreement may be terminated at any time prior to the Effective Time, whether before or after the PSI Stockholder Approval or the PMR Stockholder Approval:

                  (a) by mutual written consent of PMR, Merger Sub and PSI;

                  (b) by either PMR or PSI:

                           (i) if the Merger shall not have been consummated by
                  December 31, 2002; PROVIDED, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) if the approval of the PSI Stockholder Approval
                  shall not have been obtained at the PSI Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (iii) if the PMR Stockholder Approval shall not have
                  been obtained at the PMR Meeting duly convened therefor or at any adjournment or postponement thereof; or

                           (iv) if any court of competent jurisdiction or any
                  governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger.



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                  (c) by PMR, if PSI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by PSI or is not cured within 30 days of notice of such breach or failure;

                  (d) by PMR in accordance with Section 5.6(b); PROVIDED that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, PMR shall have complied with all provisions contained in Section 5.6, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and PSI Out-of Pocket Expenses, of Section 7.5;

                  (e) by PSI, if PMR shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by PMR or is not cured within 30 days of notice of such breach or failure; or

                  (f) by PSI in accordance with Section 5.5(b); PROVIDED that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, PSI shall have complied with all provisions of Section 5.5, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and PMR Out-of-Pocket Expenses, of Section 7.5.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either PSI or PMR as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PMR, Merger Sub or PSI, other than the provisions of Section 2.29,
Section 3.29, Section 5.4(b), this Section 7.2, Section 7.5 and Article VIII, which provisions will survive such termination. Any termination of this Agreement pursuant to Section 7.1 hereof shall not relieve any party hereto for liabilities related to any breach of any of its representations, warranties, covenants or agreements in this Agreement, which right to recover damages shall be in addition to (and not exclusive of) any other remedy at law or in equity available to any party.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, (i) after the PSI Stockholder Approval is obtained, no amendment may be made which would reduce the amount or change the type of consideration into which each share of PSI Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger; and (ii) after the PMR Stockholder Approval is obtained, no amendment may be made which would increase the amount or change the type of consideration into which each share of PSI Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         7.4 EXTENSIONS; WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the



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other party with any of the agreements or conditions contained herein; provided, however, that (i) after the PSI Stockholder Approval is obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of PSI Common Stock hereunder other than as contemplated by this Agreement and (ii) after the PMR Stockholder Approval is obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which increases the amount or changes the form of the consideration to be delivered to the holders of PSI Common Stock hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.5 FEES AND EXPENSES; TERMINATION FEES.

                  (a) Except as provided in this Section 7.5, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that (i) each of PMR and PSI shall bear 50% of the costs and expenses (other than fees and expenses of attorneys) incurred in connection with the preparation, filing, printing and mailing of the Registration Statement and the Proxy Statement, including SEC filing fees and fees and expenses of accountants, and (ii) PMR's portion of such costs and expenses, whether paid before or after the Effective Time, shall not reduce the $5.05 million of Cash Equivalents PMR is required to have on hand at the Effective Time pursuant to Sections 4.4(b) and 6.2(k).

                  (b) In the event that (i) a PSI Takeover Proposal shall have been made known to PSI or any of the PSI Subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a PSI Takeover Proposal and thereafter this Agreement is terminated by either PMR or PSI pursuant to Section 7.1(b)(i) or (ii), or (ii) this Agreement is terminated by PSI pursuant to Sections 7.1(f) and 5.5(b) based on a PSI Superior Proposal, then PSI shall promptly, but in no event later than five (5) days after the date of such termination, pay PMR a fee equal to the sum of $750,000 (the "PMR TERMINATION FEE") and the PMR Out-of-Pocket Expenses payable by wire transfer of same day funds. "PMR OUT-OF-POCKET EXPENSES" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by PMR (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers and expenses related to printing and mailing the Proxy Statement) arising out of, in connection with or related to this Agreement and the transactions contemplated herein and (B) $250,000. PSI acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, PMR would not enter into this Agreement; accordingly, if PSI fails promptly to pay the amount due pursuant to this Section 7.5(b), and, in order to obtain such payment, PMR commences a suit which results in a judgment against PSI for the fee set forth in this Section 7.5(b), PSI shall pay to PMR its costs and expenses (including attorneys' fees and expenses) in



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         connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                  (c) In the event that (i) a PMR Takeover Proposal shall have been made known to PMR or any of the PMR Subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a PMR Takeover Proposal and thereafter this Agreement is terminated by either PMR or PSI pursuant to Section 7.1(b)(i) or (iii), or (ii) this Agreement is terminated by PMR pursuant to Sections 7.1(d) and 5.6(b) based on a PMR Superior Proposal then PMR shall promptly, but in no event later than five (5) days after the date of such termination, pay PSI the sum of $750,000 (the "PSI TERMINATION FEE") and the PSI Out-of-Pocket Expenses, payable by wire transfer of same day funds. "PSI OUT-OF-POCKET EXPENSES" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by PSI (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers and expenses relating to printing and mailing the Proxy Statement) arising out of, in connection with or related to this Agreement and the transactions contemplated herein and (B) $250,000. PMR acknowledges that the agreements contained in this Section 7.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, PSI would not enter into this Agreement; accordingly, if PMR fails promptly to pay the amount due pursuant to this Section 7.5(c), and, in order to obtain such payment, PSI commences a suit which results in a judgment against PMR for the fee set forth in this Section 7.5(c), PMR shall pay to PSI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N. A. in effect on the date such payment was required to be made.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL AT EFFECTIVE TIME. The representations and warranties set forth in Article III shall not survive the Effective Time. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Access to Information; Confidentiality), Section 5.8 (Stock Options and Other Stock Awards; Employee Benefit Plans), Section 5.10 (Public Announcements), Section 5.12 (Indemnification of Directors and Officers), Section 7.3 (Amendment), Section
7.4 (Waiver), Section 7.5 (Fees and Expenses) and this Article VIII shall survive the Effective Time and the Closing. The exhibits to this Agreement shall survive the Effective Time and the Closing.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):



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                  (a)      if to PMR, to:

                           PMR Corporation
                           1565 Hotel Circle South, 2nd Floor
                           San Diego, CA 92108
                           Attention: Chief Executive Officer
                           Facsimile No.: (619) 610-4184
                           Telephone No.: (619) 610-4001

                           with a copy to:

                           Vinson & Elkins L.L.P.
                           One American Center
                           600 Congress Avenue
                           Austin, TX 78701
                           Attention: Thomas P. Mason
                           Facsimile No.: (512) 236-3250
                           Telephone No.: (512) 495-8439
                           (Effective 5/27/02, the address will be:
                           The Terrace 7
                           2801 Via Fortuna, Suite 100
                           Austin, Texas 78746
                           Facsimile No.: (512) 236-3250
                           Telephone No.: (512) 542-8439)

                  (b)      if to PSI, to:

                           Psychiatric Solutions, Inc.
                           113 Seaboard Lane, Suite C-100
                           Franklin, TN 37067
                           Attention:  Chief Executive Officer
                           Facsimile No.: (615) 312-5711
                           Telephone No.: (615) 312-5700

                           with a copy to:

                           Harwell Howard Hyne Gabbert & Manner, P.C.
                           315 Deaderick Street, Suite 1800
                           Nashville, TN 37238
                           Attn: Lee C. Dilworth
                           Facsimile No.: (615) 251-1059
                           Telephone No.: (615) 251-1076

         8.3 DEFINITIONS. For purposes of this Agreement:

         "BOOKS AND RECORDS" shall mean all books of account, tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information (whether in written, printed, electronic or computer printout form).



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         "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) demand or time deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, and (vi) investments in money market or other mutual funds at least 95% of whose assets comprise securities described in clauses (ii) through (v) above.

         "ENCUMBRANCES" shall mean security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, options, rights of first refusal and all other encumbrances of record or contract, whether or not relating to the extension of credit or the borrowing of money.

         "LIABILITY" shall mean any liability or obligation (including as related to Taxes), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "PERSON" shall be construed broadly and shall include any individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "PROCEEDING" shall mean a private or governmental action, suit, proceeding, claim, arbitration or investigation.

         "SUBSIDIARY" shall mean any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") shall mean
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as



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a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person.

         "TAX RETURN" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

         8.4 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 6, 2002. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the PSI Disclosure Schedule and the PMR Disclosure Schedule
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.7(b), 1.7(c), 1.7(d), 1.7(e), 1.7(g), 1.8 and 5.8; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         8.7 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.8 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.



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         8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



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


         IN WITNESS WHEREOF, PMR, Merger Sub and PSI have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PMR:

                                    PMR CORPORATION


                                    By: /s/ Mark Clein
                                        ---------------------------------------
                                    Name: Mark Clein
                                          -------------------------------------
                                    Title: Chief Executive Officer
                                           ------------------------------------



                                    MERGER SUB:

                                    PMR ACQUISITION CORPORATION


                                    By: /s/ Mark Clein
                                        ---------------------------------------
                                    Name: Mark Clein
                                          -------------------------------------
                                    Title: Chief Executive Officer
                                           ------------------------------------


                                    PSI:

                                    PSYCHIATRIC SOLUTIONS, INC.


                                    By: /s/ Joey A. Jacobs
                                        ---------------------------------------
                                    Name:   Joey A. Jacobs
                                    Title:  President & Chief Executive Officer







                [Signature page to Agreement and Plan of Merger]



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                                   SCHEDULE A
                         TO AGREEMENT AND PLAN OF MERGER

                   PSI STOCKHOLDERS EXECUTING VOTING AGREEMENT

Acacia Venture Partners, L.P.
South Park Venture Partners, L.P.
South Pointe Venture Partners, L.P.
CGJF Health Care Services Private Equities, L.P.
CGJR II, L.P.
CGJR/MF III, L.P.
Oak Investment Partners VII Limited Partnership
Oak Investment Partners VII Affiliates Fund, Limited Partnership
Oak VII  Affiliates Fund, Limited Partnership
Clayton Associates, LLC
FCA Venture Partners I, L.P.
FCA Venture Partners II, L.P.
Joey Jacobs
Charles R.F. Treadway, M.D.
K. Bryce DeHaven
Douglas B. Lewis



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                                   SCHEDULE B
                         TO AGREEMENT AND PLAN OF MERGER

                   PMR STOCKHOLDERS EXECUTING VOTING AGREEMENT

Proactive Investment Managers
Jon D. Gruber
J. Patterson McBaine
Myron Wick
Allen Tepper
Charles McGettigan
Mark Clein



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                                   SCHEDULE C
                         TO AGREEMENT AND PLAN OF MERGER

  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION FOLLOWING EFFECTIVE TIME

BOARD OF DIRECTORS

Joey A. Jacobs
Steven T. Davidson

OFFICERS

Joey A. Jacobs, Chief Executive Officer and President
Steven T. Davidson, Chief Development Officer and Secretary
Jack R. Salberg, Chief Operating Officer
Jack Polson, Controller

                                   SCHEDULE D
                         TO AGREEMENT AND PLAN OF MERGER

             DIRECTORS AND OFFICERS OF PMR FOLLOWING EFFECTIVE TIME

BOARD OF DIRECTORS

CLASS ONE (1-YEAR INITIAL TERM):
Christopher Grant, Jr.
Charles McGettigan

CLASS TWO (2-YEAR INITIAL TERM):
[REPRESENTATIVE OF PSI SUBORDINATED NOTEHOLDERS]
Mark Clein

CLASS THREE (3-YEAR INITIAL TERM):
Joey A. Jacobs, Chairman of the Board
Edward K. Wissing
David S. Heer

OFFICERS

Joey A. Jacobs, Chief Executive Officer and President
Steven T. Davidson, Chief Development Officer and Secretary
Jack R. Salberg, Chief Operating Officer
Jack Polson, Controller

AUDIT COMMITTEE

Christopher Grant, Jr.
Edward K. Wissing
Charles McGettigan

COMPENSATION COMMITTEE

Christopher Grant, Jr.
David S. Heer
Joey A. Jacobs